STANDARD COMMERCIAL LEASE

This STANDARD COMMERCIAL LEASE (this "**Lease**") is made and entered into for reference purposes as of November 26, 2025, by and among MAJESTIC INDUSTRIAL PARK CASTILIAN, LLC, a Delaware limited liability company (collectively, "**Lessor**"), on the one hand, and Palomino Laboratories, Inc., a Delaware corporation ("**Lessee**"), on the other hand.

BASIC LEASE PROVISIONS

1. **Premises:** Approximately 2,754 rentable square feet of space commonly known as Suite 102 in the Building (defined below), as further depicted on Exhibit A attached hereto. Notwithstanding the foregoing, Lessor shall have the right to reconfigure the common areas of the Building differently than as shown on Exhibit A, so long as the current fixture count in the common area restrooms is not materially reduced (and so long as the quality of any improvements or additions installed in, on or about the common areas remain consistent with the common areas of similar Class A buildings in Goleta, California, it being acknowledged that the Project-standard finishes as of the date hereof are equal to or of greater quality of Class A buildings in Goleta, California).

   Building: The building located at 130 Castilian Drive, Goleta, CA 93117.

   Project: Project commonly known as TECH PARK @ CASTILIAN, which includes the Building and the buildings located at 110 Castilian Drive and 150 Castilian Drive, Goleta, CA ("**110 & 150 Buildings**").

2. **Use of Premises:** General office and lab space and for other lawful uses directly incidental and ancillary thereto (the "**Permitted Use**").

3. **Lessee's Percentages:** Building: 20.48% (based on 2,754 rentable square feet of the Premises divided by 13,448 rentable square feet for the Building); and

   Project: 4.15% (based on 2,754 rentable square feet of the Premises divided by 66,384 rentable square feet for the Project).

4. **Base Rent**:

   Initial Monthly Rental: $6,058.80 per month NNN

   Rent Adjustments: Base Rent shall be adjusted annually as follows:

Month of Lease Term	Monthly Base Rental
1-12	$6,058.80 per month NNN
13-24	$6,240.56 per month NNN
25-36	$6,427.78 per month NNN

5.	**Term**:	Thirty-six (36) months commencing on the Commencement Date and expiring on the Termination Date.
	Commencement Date:	Upon delivery of the Premises to Lessee, estimated to be January 1, 2026. Both parties agree to execute a commencement letter setting forth the actual Commencement Date in a form as shown in Exhibit E hereto.
	Termination Date:	The date that is the last day of the full calendar month thirty-six (36) full calendar months after the Commencement Date.
6.	**Security Deposit:**	$9,253.44, subject to paragraph 4 hereinbelow.
7.	**Prepaid Rent:**	Upon execution of this Lease, Lessee shall submit payment in the amount of $9,253.44, representing first month's Base Rent of $6,058.80 and the first month's estimated Additional Rent of $3,194.64.
8.	**Brokers:**	Hayes Commercial Group, Inc. – Lessor's broker (Francois DeJohn and Caitlin Hensel) Radius Group Commercial Real Estate – Lessee's broker (Justin Diem)
9.	**Parking Spaces:**	Eight (8) unreserved parking spaces.
10.	**Lessor Improvements:**	None
11.	**Notice Addresses:**	<u>Lessor's Address:</u> c/o Majestic Asset Management, Inc. 5142 Clareton Drive, Suite 200 Agoura Hills, California 91301 Attention: David Fradin <u>Lessee's Address:</u> Palomino Laboratories, Inc. Attn: Richard Ogawa 130 Castilian Dr, Suite 102 Goleta, CA 93117 Phone: 650-906-0323 Email: richard@palominolabs.ai

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Lease, consisting of the foregoing Basic Lease Provisions, Articles 1 through 24 which follow, and any attached Exhibits, as of the date first above written.

LESSOR:

MAJESTIC INDUSTRIAL PARK CASTILIAN, LLC,
a Delaware limited liability company

DocuSigned by:

By: David Fradin
509E3B09F47A494...
Name: David Fradin
Title: Manager

LESSEE:

Palomino Laboratories, Inc.
a Delaware corporation

Signed by:

By: Jeffrey Shealy
CB8DC25BC58443A...
Name: Jeff Shealy
Title: President and CEO

1. **LEASE OF PREMISES**

1.1 The Lessor hereby leases to the Lessee and the Lessee leases from the Lessor for the term, at the rental, and upon all of the conditions set forth in this Lease, the Premises identified in Item 1 of the Basic Lease Provisions, together with the non-exclusive use, in common, with the Lessor and other tenants of the Building and their respective invitees, of common areas in or about the Building and the parking garage (if any) or parking areas adjoining the Building. The Lessee and the Lessor have agreed on the square footage set forth in Item 1 of the Basic Lease Provisions and each party will be bound by Item 1 through the term of this Lease or any extension thereof. The configuration of the Project and the location of the Building, Premises and associated common and parking areas is indicated on Exhibit B. The size, location and function of the buildings and related structures depicted here are approximate. The configuration of the development, the design, size, function and location of all other improvements, and the identity and location of other tenants to the extent depicted are subject to change by Lessor, subject to the terms and conditions of this Lease. The Lessor, subject to the terms and conditions of this Lease, reserves the right to alter the configuration of the Project to construct additional improvements thereon, to withdraw areas therefrom from time to time and alter the configuration of the associated common and parking areas, provided that the number of parking spaces intended or available for the Lessee's use and Lessee's access to and general use and enjoyment of the Premises shall not thereby be materially diminished and Lessee's financial obligation under this Lease shall not increase as a result thereof. The Lessee shall be allocated the number of parking spaces set forth in Item 9 of the Basic Lease Provisions and the Lessee acknowledges that the Lessor shall have no responsibility to supervise or police the usage of the parking lot by the tenants of the Building. Nothing in this Lease shall cause the Lessor in any way to be construed as an employer, employee, fiduciary, a partner, a joint venturer or otherwise associated in any way with the Lessee in the operation of the Premises, or to subject the Lessor to any obligation, loss, charge or expense connection with or arising from the Lessee's operation or use of the Premises.

1.2 Lessee hereby agrees that the Premises shall be taken "as is", "with all faults", "without any representations or warranties", and Lessee hereby agrees and warrants that it has investigated and inspected the condition of the Premises and the suitability of same for Lessee's purposes, and Lessee does hereby waive and disclaim any objection to, cause of action based upon, or claim that its obligations hereunder should be reduced or limited because of the condition of the Premises or the Project or the suitability of same for Lessee's purposes. Lessee acknowledges that neither Lessor nor any agent nor any employee of Lessor has made any representations or warranty with respect to the Premises or the Project or with respect to the suitability of either for the conduct of Lessee's business and Lessee expressly warrants and represents that Lessee has relied solely on its own investigation and inspection of the Premises and the Project in its decision to enter into this Lease and let the Premises in the above-described condition. Notwithstanding the foregoing, Lessor shall deliver possession of the Premises to Lessee in good, vacant, broom clean condition, with all building systems in good working order and the roof water-tight, and in compliance with all laws. In the event Lessee identifies a defect in the condition of the Premises during the first six (6) months of the Lease Term, Lessor shall correct the same at its sole cost and expense (and not as a Building Operating Expenses). Lessee’s acceptance of the Premises shall not be deemed a waiver of Lessee’s right to have defects in the Premises repaired at no cost to Lessee, during said warranty period.

2. **TERM**

2.1 Commencement of Term

(a) The Term shall be as shown in Item 5 of the Basic Lease Provisions, commencing on the Commencement Date, which the Lessor and the Lessee expect to be the

Commencement Date as shown in Item 5 of the Basic Lease Provisions, but which may be such other date as herein provided, and ending on the Termination Date, unless sooner terminated pursuant to any provision hereof.

(b) Payment of rent shall commence on the Commencement Date. For purposes of this Lease, the term "month" shall mean the calendar month in which the Commencement Date occurs if the Commencement Date occurs on the first day of a calendar month, or if the Commencement Date does not occur on the first day of a calendar month, then the term "month" shall mean the first full calendar month which occurs following the Commencement Date and each consecutive calendar month thereafter which occurs during the Term. Accordingly, if the Commencement Date does not occur on the first day of a calendar month, then the month in which the Commencement Date occurs shall not be a "month" for purposes of determining the Term of this Lease; provided, however, nothing contained herein shall relieve Lessee from paying any rent for such partial month and any amounts payable hereunder for such partial month shall be prorated based on the number of days occurring during such partial month.

3. RENT

3.1 Initial Monthly Rent. Commencing on the Commencement Date, the Lessee shall pay to the Lessor as rent for the Premises an Initial Monthly Rent in the amount specified in Item 4 of the Basic Lease Provisions (as adjusted pursuant to Section 3.5 below) in equal monthly installments in advance on the first day of each month. Upon Lease execution, the Lessee shall deposit with the Lessor the amount of Prepaid Rent set forth in Item 7 of the Basic Lease Provisions (and shall be applied against Base Rent and Additional Rent first due under this Lease).

3.2 Additional Rent. Commencing on the Commencement Date the Lessee shall pay to Lessor, as additional rent, in the manner and at the times provided, for the Lessee's proportionate share of all Operating Expenses (as hereinafter defined) incurred by the Lessor, which are currently estimated at $1.16/sf per month. The Lessee's proportionate share of such Operating Expenses shall be based upon the Lessee's Building Percentage in the case of Building Operating Expenses, and upon the Lessee's Common Area Percentage in the case of Common Area Operating Expenses, all as defined herein.

3.3 No Reduction or Offset. All Rent due under this Lease shall be payable without deduction, abatement or offset.

3.4 Definitions: For purposes of this Article 3:

(a) The Lessee's Building Percentage is a percentage calculated by dividing the Leased Area of the Premises, as shown in Item 1 of the Basic Lease Provisions, by the leasable area of the Building, as is stipulated to be as shown in Item 3 of the Basic Lease Provisions.

(b) Building Operating Expenses shall mean the sum of all expenses incurred by the Lessor in connection with the operation, repair and maintenance of the Building, including, but not limited to, HVAC (excluding any supplemental HVAC installed by Lessee in accordance with Section 10.4); all Real Property Taxes (as hereinafter defined) imposed upon or with respect to the Building and related improvements (exclusive of the land underlying all such improvements); all fire and extended coverage, earthquake, loss of rents, vandalism, malicious mischief and other insurance covering the Building and losses suffered which fall below the insurance deductible; utilities; materials and supplies; salaries, wages and other expenses incurred with respect to the operation, repair and maintenance of the Building, the cost of repainting, wall covering or recarpeting Common Areas of the Building; security and fire

protection; amortization of capital investments for improvements (over the useful life thereof for federal income tax purposes) which are designed to reduce operating costs (but not to exceed annual savings reasonably expected to be achieved [as reasonably determined by Lessor]) or as required to comply with governmental conservation or safety programs (together with interest at three (3) percentage points above the discount rate of the Federal Reserve Bank of San Francisco on the unamortized amount); and the amount of any property management fees payable to a property manager, including any affiliate of Lessor, (which property management fee shall be commercially reasonable) or if there is no property manager, an administration fee in an amount equal to three percent (3%) of the combined total of the gross receipts of the Rent, Building Operating Expenses and Common Area Operating Expenses to cover the Lessor's administrative and overhead expenses. Building Operating Expenses attributable to the utilities and services furnished pursuant to Article 10 shall be apportioned among the tenants of the Building receiving such services (except to the extent those tenants furnish or pay for their own separately metered utilities and janitorial services) based on the respective leased areas occupied by such tenants.

(c) Lessee's Common Area Percentage is a percentage figure calculated by the project architect by dividing the Leased Area of the Premises by the total leasable area in all improvements, including the Building and other buildings, shown on Exhibit B, during such year as is initially stipulated to be as shown in Item 3 of the Basic Lease Provisions. Should the Building and/or landscape area become a separate legal lot, or should additional improvements or common area be added to or deleted from Exhibit B, the Lessor may, at its option, calculate the Lessee's Common Area Percentage by comparing the common area attributable to the Premises with the common area on such legal lot or otherwise within Exhibit B as so revised.

(d) Common Area Operating Expenses shall mean the sum of all expenses incurred by the Lessor in connection with the operation and maintenance of driveways, landscaping, walkways, plazas, parking facilities, and perimeter property including, but not limited to: all items described in Section 6.1 hereof; all Real Property Taxes (as hereinafter defined) imposed upon or with respect to the land included within Exhibit B; all public liability insurance covering Exhibit B, and losses suffered which fall below the insurance deductible; security and fire protection; salaries, wages and other expenses incurred with respect to maintenance of the common areas, gardening, landscaping, repaving, repainting and trash removal; depreciation of equipment used in such maintenance (except as expressly provided in Section 3.4(g), below); amortization of capital investments for improvements (over the useful life thereof for federal income tax purposes) which are required to comply with governmental conservation or safety programs (together with interest at three (3) percentage points above the discount rate of the Federal Reserve Bank of San Francisco on the unamortized amount). General overhead and depreciation of improvements shall not be included in the expenses except as specifically set forth in the foregoing. Any governmental surcharge, fee or assessment imposed with respect to the parking facilities within Exhibit B shall, to the extent paid by the Lessor and not passed on to the users of said parking facilities, be included in Common Area Operating Expenses.

(e) Operating Expenses shall mean the sum of all Building Operating Expenses and all Common Area Operating Expenses, as such terms are defined in this Section 3.4, above.

(f) Real Property Taxes shall mean all real property taxes and assessments incurred in connection with the Building and Project during any calendar year, including, but not limited to: special and extraordinary assessments, meter and sewer rates and charges, occupancy taxes or similar taxes imposed on or with respect to the real property, whether or not imposed on or measured by the rent payable by the Lessee, and other governmental levies and charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature whatsoever relating to the real property, and any gross rental, license or business tax measured by or levied on rent payable or space

occupied. If, by law, any property taxes are payable, or may at the option of the taxpayer be paid, in installments (whether or not interest shall accrue on the unpaid balance of such property taxes), the Lessor may, at the Lessor's option, pay the same; provided, however, that any accrued interest on the unpaid balance of such property taxes or increase in such property taxes as a result thereof shall not be deemed to be Real Property Taxes as defined herein. Real Property Taxes shall not include any capital levy, franchise, estate, inheritance, succession, gift or transfer tax of the Lessor, or any income, profits or excess profits tax, assessment, charge or levy upon the income of the Lessor.

(g) Notwithstanding the foregoing, Lessor and Lessee hereby acknowledge and agree that the following items shall be excluded from the definitions of Building Operating Expenses, Common Area Operating Expenses, and Real Property Taxes under this Lease:

(1) Any charge for depreciation of the Project, the Building or equipment and any interest or other financing charge;

(2) Payments of principal, interest, points or fees on any mortgage or other encumbrance;

(3) All costs relating to activities for the marketing, solicitation, negotiation and execution of leases of space in the Project or the Building to other tenants, including without limitation, commissions, concessions, costs of tenant improvements and legal costs;

(4) Costs or expenses for which Lessor is reimbursed by third parties (including, without limitation, insurance providers, government agencies, warranties, and guarantees);

(5) Costs (including, without limitation, fines, penalties and costs of repairs, replacements, alterations and/or improvements) incurred to remedy a violation of Law existing on the Project to the extent Lessor is solely responsible for such costs in accordance with Section 5.2 below;

(6) Costs of monitoring, removing or remediating Lessor's Hazardous Materials (as defined below)

(7) Ground rent or similar payments to a ground Lessor;

(8) Costs for acquisition of sculpture, paintings or other objects of art in the Building or the Project;

(9) Any costs (including electrical consumption) for which any tenant directly pays to any third party without reimbursement from Lessor;

(10) Legal fees, accounting fees and other expenses incurred in connection with disputes with tenants or other occupants, or associated with the enforcement of leases, or defense of Lessor's title to or interest in the building or any part thereof;

(11) Any entertainment, dining or travel expenses for any purpose;

(12) Costs arising from Lessor's charitable or political contributions;

(13) Brokerage commissions, space planning costs, finders' fees, attorneys' fees and other costs incurred by Lessor in connection with leasing or attempting to lease space within the Project.

(14) Advertising and promotional expenditures;

(15) Any reserves;

(16) Organizational costs associated with the operation of the business of the entity or entities constituting Lessor or its affiliates and all general corporate overhead and general administrative expenses (including accounting fees) not related to the operation of the Project, and any employment-related disputes between Lessor or its affiliates and their respective employees;

(17) Costs incurred by Lessor for use of any portions of the Building or the Project to accommodate private events, parties or ceremonies that are not for the benefit of all tenants of the Building and/or Project, beyond the normal expenses attributable to providing Building services;

(18) Original acquisition costs of the Building and Project by Lessor;

(19) The cost of the initial Lessor Improvements; and

(20) capital expenditures except as expressly permitted in Section 3.4(b) or (d) above.

3.5 Rent Adjustment. The Base Rent schedule for the Term shall be as set forth in Item 4 of the Basic Lease Provisions.

3.6 Calculation and Payment. Monthly rent shall be payable to the Lessor without deduction or offset, in lawful money of the United States at the Lessor's address herein or to such other persons or at such other places as the Lessor designates in writing. Rent payable for any period for less than one (1) month shall be prorated based upon a thirty (30) day month.

The Lessor shall give the Lessee a written estimate of the Lessee's share of Building and Common Area Operating Expenses for the ensuing year or portion thereof. The Lessee shall pay such estimated amount to the Lessor in equal monthly installments, in advance. Within ninety (90) days after the end of each calendar year, the Lessor shall furnish to the Lessee a statement (a "**Reconciliation Statement**") showing in reasonable detail the actual Building and Common Area Operating Expenses incurred by the Lessor during such period, and the parties shall within thirty (30) days make any payment or allowance necessary to adjust the Lessee's estimated payment to the Lessee's actual proportionate share as shown by such annual statement. Any amount due the Lessee shall be credited against installments next coming due under this Section or, if this Lease has terminated or expired, shall be paid to Lessee within thirty (30) days of such determination. The failure of Lessor to timely furnish the estimated statement for any calendar year shall not preclude Lessor from subsequently enforcing its rights to collect any Building and Common Area Operating Expenses under this Section 3.6, once such and any excess owed by Lessee has been determined.

3.7 Audit Right. Lessor shall maintain accurate and complete books and records of all Building and Common Area Operating Expenses and Real Property Taxes. If Lessee reasonably disputes any amount set forth in a Reconciliation Statement, Lessee shall have the right not later than three (3) months following receipt of such Reconciliation Statement, by written notice to Lessor (an "**Audit Notice**"), to inform Lessor that Lessee (or its agent) intends to review Lessor's books and records for the applicable period covered by such Reconciliation Statement. Within thirty (30) days after its receipt of the Audit Notice, Lessor shall make all reasonably pertinent books and records available for inspection by Lessee (or its agent) to conduct its review. Except as otherwise provided below, Lessee shall be solely responsible for all costs, expenses and fees incurred in connection with its review. Following completion of such audit, Lessee may provide Lessor written notice (the "**Objection Notice**") stating in reasonable detail all objections to the applicable Reconciliation Statement, and in the event Lessee has overpaid, then Lessor shall refund the amount of such overpayment by Lessee within thirty (30) days after any dispute over the amount of such overpayment is resolved; provided, however, that if Lessor disputes the findings of Lessee's review or any objections in the Objection Notice, then Lessor and Lessee shall mutually agree upon a nationally recognized firm of certified public accountants which shall conduct an independent audit (and which shall not be compensated on a contingency fee basis), and the findings of such firm shall be binding on the parties hereto. In the event the result of Lessee's review reveals an underpayment on the part of Lessee, then Lessee shall pay to Lessor the amount of such underpayment by Lessee within thirty (30) days after the date of such determination. If it is determined through the review or independent audit that Lessee has overpaid its share of Building or Common Area Operating Expenses or Real Property Taxes by more than five percent (5%), then Lessor shall reimburse Lessee's reasonable audit costs within thirty (30) days after request from Lessee.

4. <u>SECURITY DEPOSIT</u>

Concurrently with the Lessee's execution of this Lease, the Lessee shall deposit with the Lessor the sum specified in <u>Item 6</u> of the Basic Lease Provisions (the "**Security Deposit**") as security for the faithful performance by the Lessee of all covenants and conditions of this Lease. If the Lessee shall breach or default in the performance of any covenants or conditions of this Lease, beyond all the applicable notice and cure periods set forth in this Lease, including the payment of rent, the Lessor may use, apply or retain the whole or any part of such Security Deposit for the payment of any rent in default or for any other sum which the Lessor may spend or be required to spend by reason of the Lessee's default. If the Lessor so uses or applies all or any portion of said deposit, the Lessee shall, within thirty (30) days after written demand therefor, deposit cash with the Lessor in an amount sufficient to restore said deposit to the full amount herein above stated and the Lessee's failure to do so within said 30-day period shall be a material breach of this Lease. Should the Lessee comply with all covenants and conditions of this Lease, the Security Deposit or any balance thereof shall be returned to the Lessee (or at the option of the Lessor, to the last assignee of the Lessee's interest in this Lease) at the expiration or early termination of the term. The Lessee shall not be entitled to interest on the Security Deposit and the Lessor shall have the right to commingle said Security Deposit with other funds of the Lessor. Should the Lessor sell its interest in the Premises, the Lessor may transfer to the purchaser thereof the then unexpended or unappropriated deposit and thereupon the Lessor shall be discharged from any liability for such funds.

5. <u>USE</u>

5.1 Use. The Premises shall be used and occupied for the purposes described in <u>Item 2</u> of the Basic Lease Provisions, permitted under applicable ordinances and other Governmental requirements, the covenants, conditions and restrictions affecting the Project, as the same may be amended from time to time, and the Rules and Regulations as the Lessor may from time to time reasonably adopt for the safety, care and cleanliness of the Building and the Project or the preservation

of good order. The Rules and Regulations presently in effect are attached hereto as Exhibit C. The Lessor shall not be responsible to the Lessee for the non-performance of any of said Rules and Regulations, or non-compliance with said covenants, conditions and restrictions, by any other tenant of the Building.

5.2 Compliance with Law; Nuisance. Lessee, at the Lessee's sole cost and expense, shall comply promptly and at all times with all laws, requirements, ordinances, statutes, and regulations of all municipal, state or federal authorities, or any board of fire insurance underwriters, or other similar bodies, now in force or which may hereafter be in force, pertaining to the Building and the Premises and the occupancy thereof, including any law that requires alteration, maintenance or restoration of the Premises as the result of the Lessee's use. The judgment of any court of competent jurisdiction, or the admission of the Lessee in any action or proceeding against the Lessee, whether the Lessor is a party thereto or not, that the Lessee violated any such ordinances or statutes in the use of the Premises shall be conclusive of that fact as between the Lessor and the Lessee. The Lessee, at its sole expense, shall also comply with all requirements for fire extinguishers or fire extinguisher systems required in the Premises.

Lessee shall not commit, or suffer to be committed, any waste of the Premises or any nuisance, annoyance or other unreasonable annoyance which may disturb the quiet enjoyment of adjoining premises or of the Building by the owners or other occupants thereof.

5.3 Insurance Cancellation. Notwithstanding the provisions of Section 5.1 above, but subject to Lessee's right to use the Premises for ordinary office use, the Lessee shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein, including all uses permitted under Section 5.1 above, which will in any way increase the existing rate of or affect any fire or other insurance upon the Building, or any other part thereof, or any of its contents, and if the Lessee's use of the Premises for other than ordinary office use causes an increase in said insurance rates, the Lessee shall pay as additional rent the amount of such increase. The Lessee shall be in default under this Lease should the Lessee cause the cancellation of fire or other insurance upon the Building or Property or should the Lessee fail to pay any increased insurance rate attributable to the Lessee's use of the Premises. In determining whether increased premiums are a result of the Lessee's use or occupancy of the Premises or Building, a schedule issued by the Lessor's insurer computing the insurance rate on the Premises or Building, or the leasehold improvements showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate. The Lessee shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Premises.

5.4 Hazardous Materials. Any Hazardous Materials (as such term is hereinafter defined) shall be handled or disposed of as directed by applicable state, Federal, County and City regulations. The Lessee shall handle, store or dispose of such materials in a careful and prudent manner. At the termination of the Lease, or any option period thereof, the Lessee shall fully clean the Premises in such a manner that no residue of such materials or waste shall remain on the Premises in violation of applicable laws. The Lessee shall notify the appropriate governmental authority of the presence and amount of any such material or waste, and shall comply with all conditions imposed by such authority. To the extent required by law, specifically thirty (30) days prior to occupancy, the Lessee shall submit a Hazardous Materials Management Plan (HMMP) and a Hazardous Materials Floor Plan (HMF) to the Lessor and the appropriate governmental authority for approval. These plans shall be attached in full to this Lease.

The HMMP shall include the following:

(a) The company name, address and contact person.

(b) General facility description with map showing location of all buildings and structures.

(c) Facility hazardous material storage map showing the location of each proposed hazardous material storage area and access to such facilities. The map shall be updated annually by Lessee and submitted by January 1 each year.

(d) A floor plan showing the location of each hazardous material storage area, storage area access, and the location of emergency equipment.

The HMF shall include the following:

(a) Hazardous Materials Handling Report describing the safe handling of hazardous materials to prevent accidents.

(b) Separation or Hazardous Material Report outlining the methods to be utilized to ensure separation and protection of hazardous materials from such factors that could cause fire, explosion, spills, etc.

(c) Inspection and Record Keeping Plan indicating the procedures for inspecting each storage facility. An authorized record of inspection shall be maintained by the Lessee.

(d) Employee Training Program to ensure that employees know how to safety handle hazardous materials.

(e) Hazardous Materials Contingency Plan that clearly describes appropriate response procedures and measures in case of an accident.

(f) A floor plan identifying the location and quantity of each hazardous material, including the chemical name and quantity limit for each class.

The Lessee shall pay inspection fees, based on the hourly inspection rate, for an environmental audit to be conducted by the appropriate governmental authority, or the Lessor at the termination of the Lease and prior to reoccupation of the Building and/or the Premises, if Hazardous Materials were in use on the Building and/or Premises. The appropriate governmental authority shall perform or the Lessee shall arrange for such an audit in a timely manner to prevent economic hardship to the Lessor and shall certify that the Premises are available for reoccupation, or shall specify clean-up measures that will render the Premises safe for reoccupation. The Lessee shall be responsible for any clean-up that may be required as a result of the audit, if such items are attributable to the Lessee's use of the Premises.

Should the Lessee fail to comply with any duty set forth in this Section 5.4, the Lessor may, in addition to all other remedies now or hereafter provided by this Lease, or by law, perform such duty or make good such default, and any amounts which the Lessor shall advance pursuant thereto shall be repaid by the Lessee to the Lessor on demand.

5.5 Environmental Laws.

(a) Compliance with Environmental Laws. The Lessee, in its conduct of business on or in any activity, work, thing done, permitted or suffered by the Lessee, its agents, contractors, employees or invitees in or about the Premises or Project shall at all times and in all respects comply with all federal, state and county laws, ordinances and regulations (the "**Hazardous Materials Laws**") relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, disposal or transportation of any oil, flammable explosives, asbestos, radioactive materials or waste, or other hazardous, toxic, contaminated or polluting materials, substances, or wastes, including, without limitation, any "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any such laws, ordinances or regulations (collectively, the "**Hazardous Materials**"). Such laws, ordinances or regulations shall include, but not be limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq; the Clean Water Act, 33 U.S.C. Section 466, et seq; the Safe Drinking Water Act, 14 U.S.C. Section 1401, et seq; the Superfund Amendment and Reauthorization Act of 1986; Public Law 99-499, 100 Stat. 1613; the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq, as amended; those substances defined as "hazardous waste", "extremely hazardous waste", "restricted hazardous waste" or "hazardous substance" in the Hazardous Waste Control Act, Section 25100 et seq of the California Health & Safety Code; and those materials and substances similarly described in the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136, et seq., as amended; the Atomic Energy Act of 1954, 42 U.S.C. Section 2011, et seq., as amended; the Porter Cologne Water Quality Control Act, Section 1300 et seq. of the California Health & Safety Code; and any regulations adopted and publications promulgated pursuant to said Laws. “Hazardous Materials” shall not include Hazardous Material contained in products used by Lessee in de minimis quantities in standard office products or for routine cleaning and maintenance of floors, bathrooms, windows, kitchens, and administrative office in the Premises.

(b) Hazardous Materials Handling. The Lessee shall, at its own expense, procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for the Lessee's use of the Premises, including, without limitation, discharge of (appropriately treated) materials or wastes into or through any sanitary sewer serving the Premises. Except as discharged into the sanitary sewer in strict accordance and conformity with all applicable Hazardous Materials Laws, the Lessee shall cause any and all Hazardous Materials removed from the Premises to be removed and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and wastes. The Lessee shall in all respects handle, treat, deal with and manage any and all Hazardous Materials in, on, under or about the Premises in total conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding management of such Hazardous Materials. Upon expiration or earlier termination of the Term, the Lessee shall cause all Hazardous Materials to be removed from the Premises and transported for use, storage or disposal in accordance and compliance with all applicable Hazardous Materials Laws. The Lessee shall not take any remedial action in response to the presence of any Hazardous Materials in or about the Premises or the Building, nor enter into any settlement agreement, consent, decree or other compromise in respect to any claims relating to any Hazardous Materials in any way connected with the Premises or the Building, without first notifying the Lessor of the Lessee's intention to do so and affording the Lessor ample opportunity to appear, intervene or otherwise appropriately assert and protect the Lessor's interest with respect thereto.

(c) Notices. The Lessee shall promptly notify the Lessor in writing of any of the following activities relating to the Lessee's operations on the Premises: (i) any enforcement, clean-

up, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Laws; (ii) any claim made or threatened by any person against the Lessee, the Premises or the Building relating to damage, contribution, cost recovery compensation, loss or injury resulting from or claimed to result from any Hazardous Materials in, on or removed from the Premises or the Building; and (iii) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in or removed from the Premises or the Building, including any complaints, notices, warnings or asserted violations in connection therewith. The Lessee shall also supply to the Lessor as promptly as possible, and in any event within five (5) business days after the Lessee first receives or sends the same, with copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises, the Building or the Lessee's use thereof. The Lessee shall promptly deliver to the Lessor copies of hazardous waste manifests reflecting the legal and proper disposal of all Hazardous Materials removed from the Premises.

(d) Indemnification of Lessor. The Lessee shall indemnify, defend, protect, and hold the Lessor, and each of the Lessor's partners, employees, agents, attorneys, successors and assigns, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including reasonable attorneys' fees) for death of or injury to any person or damage to any property whatsoever arising from or caused in whole or in part, directly or indirectly, by (A) the presence in, on, under or about the Premises or the Building, or discharge in or from the Premises or the Building of any Hazardous Materials from the Lessee's use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Premises or the Building, but only to the extent such Hazardous Materials are present as a result of actions of the Lessee, its officers, employees, invitees, assignees, contractors, or agents, or (B) the Lessee's failure to comply with any Hazardous Materials Law. The Lessee's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all reasonable, out-of-pocket costs of any required or necessary repair, clean-up or detoxification or decontamination of the Premises or the Building, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration or earlier termination of the Term. For purposes of the release and indemnity provisions hereof, any acts or omissions of the Lessee, or by officers, invitees, employees, agents, assignees, contractors or subcontractors of the Lessee or others acting for or on behalf of the Lessee (to the extent any such individual is acting within the scope of his, her or its relationship with the Lessee), whether or not such acts or omissions are negligent, intentional, willful or unlawful, shall be strictly attributable to the Lessee.

6. MAINTENANCE, REPAIRS AND ALTERATIONS

6.1 Lessor's Obligations. The Lessor shall cause to be maintained, in good order, condition and repair, the roof structure and membrane, and exterior walls, common windows and doors of the Building (excluding the interior surface thereof), heating, venting and air conditioning systems (but excluding any supplemental HVAC installed by Lessee in accordance with Section 10.4, which shall be repaired, maintained and replaced by Lessee at its sole cost and expense), electrical and plumbing in common areas, elevator, and any public and common areas in the Building, as well as all parking areas, driveways, sidewalks, private roads or streets, landscaping and all other areas located within the Project other than areas occupied by other buildings (such non-building areas being herein referred to as "Common Areas"). The costs of such maintenance are chargeable to the Lessee pursuant to Section 3.2 hereof.

6.2 Lessee's Obligations. The Lessee shall, during the term of this Lease, keep in good order, condition and repair, the non-structural and interior portions of the Premises and every part thereof, including, but not limited to, all interior windows and doors in and to the Premises. Lessor, except

as set forth in Section 6.1 above, shall incur no expense nor have any obligation of any kind whatsoever in connection with the maintenance of the non-structural interior of the Premises and the Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford the Lessee the right to make repairs at the Lessor's expense or to terminate this Lease because of any failure to keep the interior of the Premises in good order, condition and repair. Notwithstanding the foregoing, the Lessor shall be liable for maintenance or repairs which are caused by the Lessor's gross negligence. The Lessee shall be responsible for interior janitorial services to the Premises.

6.3 Alterations and Additions.

(a) The Lessee shall not, without the Lessor's prior written consent, make any alterations, improvements, additions or utility installations in, on or about the Premises unless such work is non-structural and does not exceed TEN THOUSAND DOLLARS ($10,000). For all work, the Lessee will provide the Lessor with as-built drawings reflecting any changes to the Premises. As used in this Paragraph 6.3, the term "utility installations" shall include bus ducting, power panels, fluorescent fixtures, space heaters, conduits and wiring. As a condition to giving such consent, the Lessor may require that the Lessee (i) agree to remove any such alterations, improvements, additions or utility installations at the expiration or sooner termination of the term, and to restore the Premises to their prior condition and/or (ii) provide the Lessor, at the Lessee's sole cost and expenses, a lien and completion bond in an amount equal to one and one-half (1.5) times the estimated cost of such improvements, to insure the Lessor against any liability for mechanics' and materialmen's liens and to insure completion of work.

(b) All alterations, improvements and additions to the Premises shall be performed by the Lessor's contractor for the Project or other licensed contractor approved by the Lessor, which approval shall not be unreasonably withheld. The Lessee shall pay, when due, all claims for labor or materials furnished to or for the Lessee at or for use in the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein, and the Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law.

(c) Prior to the commencement of any alterations, improvements or additions, Lessee shall provide Lessor with evidence that Lessee carries "Builder's All Risk" insurance in an amount approved by Lessor covering the construction of such alterations, additions or improvements, and such other insurance as Lessor may reasonably require, it being understood that all such alterations, additions or improvements shall be insured by Lessee pursuant to Article 7 of this Lease immediately upon completion thereof.

(d) All Lines (as hereinafter defined) installed pursuant to this Lease shall be (a) installed in accordance with this Section 6.3; and (b) clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Lessee's name, suite number, and the purpose of such Lines (i) every six (6) feet outside the Premises (including the electrical room risers and any Common Areas), and (ii) at their termination points. Lessor may reasonably designate specific contractors for work relating to vertical Lines, provided that the rates of such contractors shall be reasonable and comparable to rates prevailing in the local market. Sufficient spare cables and space for additional cables shall be maintained for other occupants, as reasonably determined by Lessor. As used herein, "**Lines**" means all communications or computer wires and cables exclusively serving the Premises. Lessee, at no additional charge to Lessee, shall have the non-exclusive right to access the Building's MPOE (main point of entry), to install the required infrastructure to service Lessee's IT and telecommunications requirements; provided, however, all such work shall be (A) reasonably approved in advance by Lessee, (B) scheduled in advance with Lessee, (C) subject to Lessor's right to have a representative present to supervise or inspect said work, and (D) subject to Lessor's rules and regulations.

(e) Lessee shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Lessee (other than work performed by Lessor), and shall protect, defend, indemnify and hold Lessor harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys' fees and costs) arising out of same or in connection therewith. Lessee shall remove any such lien or encumbrance by bond or otherwise within thirty (30) days after notice by Lessor, and if Lessee shall fail to do so, Lessor may pay the amount necessary to bond over such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable within thirty (30) days after demand, without limitation as to other remedies available to Lessor under this Lease.

6.4 Surrender. No act or thing done by Lessor or any agent or employee of Lessor during the Lease Term shall be deemed to constitute an acceptance by Lessor of a surrender of the Premises unless such intent is specifically acknowledged in writing by Lessor. On the last day of the term hereof, or on any sooner termination, the Lessee shall surrender to the Lessor the Premises and, subject to the provisions of Section 6.3(a) hereof, all alterations, additions and improvements thereto, in the same condition as when received, ordinary wear and tear, casualty and condemnation excepted; provided, however, that the Lessee's machinery, equipment and trade fixtures (including utility installations) may be removed without irreparable or material damage to the Premises, shall remain the property of the Lessee and shall be removed by the Lessee on or before surrender of the Premises. The Lessee shall repair any damage to the Premises occasioned by the removal of the Lessee's furnishings, machinery, equipment and trade fixtures, which repair shall include the patching and filing of holes and repair of structural damage.

6.5 Lessor's Rights. If the Lessee fails to perform the Lessee's obligations under this Article 6, the Lessor may, at its option (but shall not be required to), and with a five (5) day written notice to the Lessee, perform such obligations on behalf of the Lessee, and the cost thereof, together with interest thereon at the rate specified in Section 12.2(a) hereof, shall immediately become due and payable as additional rent to the Lessor.

7. INSURANCE

The Lessee, at its sole cost and expense, shall, commencing on the date the Lessee is given access to the Premises for any purpose, and during the entire term hereof, procure, pay for and keep in full force and effect:

7.1 Lessee's Insurance. Lessee shall procure and maintain throughout the Term of this Lease: (i) a commercial general liability insurance policy, including insurance against assumed or contractual liability under this Lease, for liability arising out of Lessee's operations in, and the use, occupancy or maintenance of, the Premises and all areas appurtenant thereto, including any portion of the common areas used by Lessee, to afford protection with respect to bodily injury, death or property damage (including loss of use) of not less than One Million Dollars ($1,000,000) each occurrence/Two Million Dollars ($2,000,000) general aggregate, and in the event property of Lessee's invitees or customers are kept in or about the Premises, warehouser's legal liability or bailee customers insurance for the full value of the property of such invitees or customers; (ii) an all-risks property and casualty insurance (special form building and personal property coverage) policy, including theft coverage, written at replacement cost value with replacement cost endorsements, covering all of the Lessee's property; (iii) a worker's compensation insurance policy with applicable statutory limits, including a waiver of subrogation in favor of Lessor, (iv) automobile liability insurance with single limit coverage of at least $1,000,000 for all owned,

leased/hired or non-owned vehicles, (v) an excess/umbrella liability policy "following form" of not less than Two Million Dollars ($2,000,000), including a "drop down" feature in case the limits of the primary policy are exhausted, and (vi) in the event Lessee will generate, handle or store Hazardous Materials at the Premises, pollution legal liability insurance of not less than One Million Dollars ($1,000,000). All such policies shall be occurrence based and shall provide primary/ non-contributory coverage to Lessor (any policy issued to Lessor providing duplicate or similar coverage shall be deemed excess over Lessee's policies), and shall be procured by Lessee from responsible insurance companies satisfactory to Lessor that are rated no less than A-, Class VII, by A.M. Best Company. All commercial general liability, automobile liability and, if applicable, warehouser's legal liability or bailee customers insurance policies shall include an "Additional Insured Endorsement" and a "Waiver of Subrogation Endorsement" in favor of Lessor, its affiliated companies, as well as the employees, officers, directors and agents of such companies and any other designees of Lessor. The limits and types of insurance maintained by Lessee shall not limit Lessee's liability under this Lease. Lessor may also require all contractors performing work at the Premises for Lessee to provide in addition to the insurance coverages referenced above such other insurance in amounts and types and with such companies as may be reasonably requested by Lessor, including, without limitation, construction all risk/builder's risks (including loss of revenue) insurance, professional errors and omissions liability insurance, and insurance covering such contractor's equipment and tools. Certificates of insurance in a form reasonably satisfactory to Lessor, or certified copies of the policies, shall be furnished to Lessor on or before the earlier of the Commencement Date or ten (10) days after execution of the Lease, reflecting the limits and endorsements required herein, and renewal certificates or certified copies of renewal policies shall be delivered to Lessor at least ten (10) days prior to the expiration date of any policy. Lessee shall use commercially reasonable efforts to cause each policy to contain provisions giving Lessor and each of the other additional insureds at least thirty (30) days prior written notice of cancellation, non-renewal or material change in coverage (and in any event, Lessee shall promptly notify Lessor in the event of any cancellation, non-renewal or material change in coverage no later than ten (10) days prior to the expiration date of any policy). Lessor agrees to cooperate with Lessee to the extent reasonably requested by Lessee to enable Lessee to obtain such insurance. Lessor shall have the right to require increased limits and/or specific additional coverages if, in Lessor's reasonable judgment, either is necessary (provided that such additional requirements are consistent with the requirements of other landlords of comparable projects in Goleta, California) and in no event may Lessor increase the limit amounts more than once during the initial Lease Term and the Option Term.

7.2 Lessor's Rights. If the Lessee fails to procure, maintain and/or pay for at the times and for the durations specified in this Lease, the insurance required hereunder, the Lessor may (but without obligation to do so), and with five (5) business days' notice to the Lessee (with Lessee failing to obtain or replace said insurance within such cure period), perform such obligations on behalf of the Lessee, and the cost thereof, together with interest thereon at the rate specified in Section 12.2(a) hereof, shall immediately become due and payable as additional rent to the Lessor.

7.3 Lessor's Insurance. The Lessor shall maintain during the term of this Lease an "all-risk" property and casualty insurance against physical damage to the Building and Project covering the full replacement cost thereof (less a commercially reasonable deductible if Lessor so chooses) and such other comprehensive liability insurance or other insurance as the Lessor may, from time to time in its commercially reasonable discretion, determine. The Lessor will reasonably determine the limits of coverage, deductibles and specific perils insured against. The Lessor may, but shall not be obliged to, take out and carry any other form or forms of insurance as it or the mortgagees of the Lessor may reasonably determine advisable. Notwithstanding any contributions by the Lessee to the cost of insurance premiums, with respect to the Building or any alterations of the Premises as may be provided herein, the Lessee acknowledges that it has no right to receive any proceeds from any such insurance policies carried by the Lessor.

7.4 Indemnification. To the fullest extent permitted by law, the Lessee shall defend, indemnify and hold harmless the Lessor (and its members, shareholders, officers, directors, agents, employees and contractors) from and against any and all claims arising from the Lessee's use of the Premises or the conduct of its business or from any activity, work or thing done, permitted or suffered by the Lessee, its agents, contractors, employees or invitees in or about the Premises or elsewhere and shall further indemnify and hold harmless the Lessor from and against any and all claims arising from any breach or default in the performance of any obligation on the Lessee's part to be performed hereunder, or arising from any negligence or willful misconduct of the Lessee, or of its agents, employees, or invitees, and from and against all costs, attorney's fees, expenses and liabilities incurred in or about such claim or any action or proceeding brought thereon, provided, however, Lessee shall have no obligation to indemnify Lessor under this Section to the extent such claims arise due to Lessor's negligence or willful misconduct. In case any action or proceeding be brought against the Lessor by reason of any such claim, the Lessee, upon notice from the Lessor, shall defend the same at the Lessee's expense by counsel reasonably approved in writing by the Lessor. The Lessee, as a material part of the consideration to the Lessor hereunder, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever, except that which is caused by the negligence or willful misconduct of Lessor (or its agents, employees, or contractors), or the failure of the Lessor to observe any of the terms and conditions of this Lease and such failure has persisted for an unreasonable period of time after written notice of such failure, and the Lessee hereby waives all of its claims in respect thereof against the Lessor.

7.5 Limitation of Liability. Neither Lessor nor its members, shareholders, officers, directors, agents, employees and contractors shall be liable for injury to the Lessee's business or any loss of income, loss of opportunity or loss of goodwill therefrom, or any consequential, punitive, special or exemplary damages, however occurring (including, without limitation, from any failure or interruption of services or utilities or as a result of Lessor's negligence), nor, unless resulting from Lessor's negligence or willful misconduct, shall Lessor (or its members, shareholders, officers, directors, agents, employees and contractors) be liable for damage to the property of the Lessee, the Lessee's employees, invitees, customers or any other person in or about the Premises, or for injury to the person of the Lessee, the Lessee's employees, agents or contractors, whether such damage or injury is caused by or results from fire, explosion, falling plaster, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible. The Lessor shall not be liable for incorporeal hereditaments including interference or obstruction of light, air or view. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of the Building or the other portions of the Project. Notwithstanding the foregoing or anything in this Lease to the contrary, in no event shall Lessee be liable to Lessor for any indirect or consequential losses or damages suffered by Lessor, including, without limitation, any injury or interruption to Lessor’s business or any loss of income therefrom, except as a result of Lessee’s holdover, any alterations, additions, or improvements made by or on behalf of Lessee to the Premises (not including however the Lessee Improvements) or any breach by Lessee under Sections 5.4 and 5.5 hereof. Notwithstanding the foregoing, Lessor and Lessee agree and acknowledge that the damages recoverable by Lessor under Section 1951.2 of the California Civil Code (or any similar or successor law) following a default by Lessee under this Lease are not consequential damages and remain recoverable by Lessee notwithstanding the immediately preceding sentence.

8. DAMAGE OR DESTRUCTION

8.1 Partial Damage. If the Premises, or so much of the Building as to cause the Premises to be uninhabitable, are damaged by any casualty, and the damage (exclusive of any property or improvements installed by the Lessee in the Premises) can be repaired within one hundred twenty (120) days without the payment of overtime, the Lessor shall, at the Lessor's expense, repair such damage (exclusive of any property of the Lessee or improvements installed by the Lessee in the Premises) as soon as practicable within said one hundred twenty (120) day period, and this Lease shall continue in full force and effect. If the Premises, or so much of the Building as to cause the Premises to be uninhabitable, are damaged by any casualty, and the damage (exclusive of any property of the Lessee or improvements installed by the Lessee in the Premises) cannot be repaired within ninety (90) days without the payment of overtime or other premiums, the Lessee may terminate this Lease by providing thirty (30) days' written notice.

8.2 Damage Near End of Term. If the Premises, or so much of the Building as to cause the Premises to be uninhabitable, are damaged during the last six (6) months of the term of this Lease, or any renewal thereof, Lessor may, at its option, terminate this Lease as of the date of occurrence of such damage by giving written notice to Lessee of its election to do so within thirty (30) days after the date of occurrence of such damage; provided, however, that if the term of this Lease has been extended for any reason whatsoever, the party's right to terminate this Lease shall only apply during the last six (6) months of the then current term of this Lease.

8.3 Abatement of Rent; Lessee's Remedies.

(a) If the Lessor is obligated or elects to repair the Premises as provided above, the rent payable for the period during which such repair continues (and otherwise during the time and to the extent the Premises or any portion thereof are unfit for occupancy for the purposes permitted under this Lease due to the casualty, and not occupied by Lessee as a result thereof) shall be abated, in proportion to the degree to which the Lessee's use of the Premises is impaired. Except for such abatement, if any, the Lessee shall have no claim against the Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration. In the event that the Lessor exercises its rights to continue the Lease as provided in Section 8.1 above, and less than one hundred percent (100%) of the Premises is usable by the Lessee, the rent will continue to be abated to the extent not repaired until the entire Premises is restored.

(b) If the Lessor is obligated or elects to repair the Premises as provided above, but does not commence such repair within ninety (90) days after such obligation shall occur, subject to any extension or up to another sixty (60) days for delays beyond the reasonable control of the Lessor, the Lessee may, at the Lessee's option, terminate this Lease by giving the Lessor written notice of the Lessee's election to do so at any time prior to the commencement of such repair or restoration, in which event this Lease shall terminate as of the date of such destruction.

8.4 Insurance Proceeds Upon Termination. If this Lease is terminated pursuant to any right given the Lessee or the Lessor to do so under this Article 8, all insurance proceeds payable with respect to the damage giving rise to such right of termination, except to the extent allocable to Lessee's furnishings, machinery, equipment, trade fixtures, or other personal property, the interruption of or damage to the Lessee's business, and/or Lessee's loss of use of the Premises, shall be paid to the Lessor and any encumbrances of the Premises, as their interests may appear.

8.5 Restoration. The Lessor's obligation to restore shall not include the restoration or replacement of the Lessee's furnishings, machinery, equipment, trade fixtures or other personal property or any improvements or alterations made by the Lessee to the Premises.

9. PERSONAL PROPERTY TAXES

The Lessee shall pay prior to delinquency all taxes assessed against, levied upon or attributable to its furnishings, machinery, equipment, trade fixtures or other personal property contained in the Premises or elsewhere and, if required, all improvements to the Premises (whether installed and/or paid for by Lessor or Lessee and whether or not affixed to the real property so as to become a part thereof) in excess of the valuation at which improvements conforming to Lessor's "building standard" in other space in the Building are assessed (and for these purposes, the initial Lessee Improvements shall be considered "building standard"), provided, however, that nothing contained herein shall require the Lessor to insure the accuracy of any segregation of the same for purposes of Section 3.4(b) hereof. When practicable, the Lessee shall cause said furnishings, machinery, equipment, trade fixtures and all other personal property to be assessed and billed separately from the real property of the Lessor.

10. UTILITIES AND OTHER BUILDING SERVICES

10.1 Utilities. During the Term, Lessee shall pay for all water, gas, heat, light, power and other utilities and services supplied to the Premises (the "Utilities"), together with any taxes thereon. If any of the Utilities are fully or partially separately metered, Lessee shall pay the cost of such Utilities consumed by Lessee to Lessor as Additional Rent, equal to the rates charged by the public utility company furnishing such Utilities (unless Lessee directly contracts with the public utility company for such Utilities, in which case, Lessee shall pay the cost of such Utilities directly to the utility company). Without duplication of amounts paid by Lessee in accordance with the immediately preceding sentence for Utilities that are fully or partially separately metered, if any such services are not separately metered or charged to the Lessee, the Lessee shall pay Lessee's Percentage, as part of Operating Expenses, based on leasable area, of all charges jointly metered or charged with other premises located in the Project (and if such services are separately metered or sub-metered, then the costs of such services to other tenants or occupants to the extent solely applicable to other leasable area in the Project [as opposed to Common Areas] shall be excluded from Operating Expenses charged to Lessee). Except as expressly provided in this Lease, the Lessor shall not be liable in damages or otherwise for any failure or interruption of any utility services being furnished to the building and no such failure or interruption shall entitle the Lessee to terminate this Lease. In no event shall the Lessor be liable for any such failure or interruption caused by the exercise of governmental authority, strikes, riots, acts of God, war, adverse weather conditions, fire, flood or casualties or acts of third parties beyond the Lessor's control. The operation and control of utilities, HVAC and any other energy system is subject to compliance with any government authority governing the regulation and use of energy systems within the commercial office or industrial building structure. The Lessee shall not subject any of the mechanical, electrical, plumbing, sewer or other utility or service systems or equipment to exercise or use which causes damage to said systems or equipment. Any such damages to equipment caused by the Lessee overloading such equipment shall be rectified by the Lessee, or may, at the Lessor's option, be rectified by the Lessor, at the Lessee's sole cost and expense.

10.2 Energy Consumption Data. To the extent necessary for Lessor to comply with applicable Laws, notwithstanding anything to the contrary contained in the Lease, (i) Lessee agrees that Lessor, at its election, may contact any utility company providing utility services to the Premises in order to obtain data on the energy being consumed by the occupant of the Premises, in the event utilities are directly contracted by the Lessee with the utility company; (ii) Lessee agrees to provide Lessor with Lessee's energy consumption data in Lessee's possession within thirty (30) days after Lessor's request for

the same; and (iii) Lessee agrees to take such further actions (without expense to Lessee) as are reasonably necessary in order to further the purpose of this paragraph, including, without limitation, providing to Lessor the names and contact information for all utility providers serving the Premises, copies of utility bills, written authorization from Lessee to any such utility company to release information to Lessor, and any other relevant information reasonably requested by Lessor or the applicable utility company.

10.3 Security Services. Lessee acknowledges that Lessor's election whether or not to provide any type of mechanical surveillance or security personnel whatsoever in the Project is solely within Lessor's discretion; Lessor and the Lessor Parties (defined below) shall have no liability in connection with the provision, or lack, of such services, and Lessee hereby agrees to hold Lessor and the Lessor Parties harmless with regard to any such potential claim. Lessor hereby agrees that Lessee shall have the right, at Lessee's sole expense, to install its own security system (such as access panels, and a remotely monitored camera security system) ("**Lessee's Security System**") within and outside any portions of its Premises or Building which are not shared, so long as such systems and services are compatible with Building Systems, do not affect, Lessor's security or life safety system and reasonably approved by Lessor. Lessee's Security System shall be subject to Lessor's prior review and approval (not to be unreasonably withheld, conditioned or delayed), and the installation thereof shall be performed pursuant to the provisions relating to alterations set forth in Section 6.3 of this Lease. In addition, Lessee shall coordinate the selection, installation and operation of Lessee's Security System with Lessor in order to ensure that Lessee's Security System shall be compatible with Lessor's Building security systems and equipment. Lessee shall be solely responsible, at Lessee's sole cost and expense, for the installation, monitoring, repair, maintenance, operation, replacement and removal of Lessee's Security System.

10.4 Supplemental HVAC. Subject to all applicable Laws and legal and governmental requirements, Lessee may install a supplemental HVAC system to serve the Premises, at Lessee's sole cost and expense, pursuant to plans approved by Lessor in writing and in advance of such installation, which approval shall not be unreasonably withheld, provided that: (i) Lessee shall not make any structural alterations to the Premises in connection with such supplemental HVAC system, (ii) Lessor's contractor shall perform all roof penetrations (if needed), (iii) Lessee shall not sell, license, lease or otherwise permit the use of the supplemental HVAC system by other tenants in the Building and/or Project, and (iv) Lessee shall screen the supplemental HVAC system from view from the Common Areas. Lessee warrants and represents that such supplemental HVAC system shall not interfere with Lessor's or any other tenant's use and enjoyment of the Building's electrical system, air conditioning system, emergency power generation and other equipment. Lessee shall promptly correct any such interference. Lessee's failure to promptly correct any such interference shall entitle Lessor to terminate the Lessee's rights with respect to a supplemental HVAC granted hereunder. Lessor shall not be required to make any changes, improvements, alterations or repairs to the Project, Building, and/or the Premises to accommodate the supplemental HVAC system. Lessee shall, at Lessee's sole expense, install and maintain the supplemental HVAC system in good order and repair throughout the Term. Lessee hereby assumes all risk of loss, damage or injury to the person or property of Lessee or Lessor arising from, or relating to, the use of the supplemental HVAC system by Lessee or its employees or agents, and Lessee hereby waives all claims, liabilities, damages, causes of actions, penalties, forfeitures, losses or expenses in respect thereof against Lessor against and from any and all loss, cost, damage or expense incurred or suffered by Lessor, any and all claims, liabilities, damages, causes of actions, penalties, forfeitures, losses or expenses asserted against Lessor and arising from, or relating to, the use of the supplemental HVAC system by Lessee or its employees or agents. In no event shall Lessee be required to remove any supplemental HVAC system or relocated equipment (including appurtenant conduits and cabling).

11. ASSIGNMENT AND SUBLETTING

11.1 The Lessee shall not voluntarily or by operation of law sublet, assign, transfer, mortgage or otherwise encumber, or grant concessions, licenses or franchises with respect to all or any part of the Lessee's interest in this Lease or the Premises without the prior written consent of the Lessor, which shall not be unreasonably withheld, conditioned or delayed. If the Lessee desires at any time to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify the Lessor of its desire to do so and shall submit in writing to the Lessor (i) the name of the proposed sublessee or assignee; (ii) the nature of the proposed sublessee's or assignee's business to be carried on in the Premises; (iii) the terms and provisions of the proposed sublease or assignment; (iv) such reasonable financial information as the Lessor may request concerning the proposed sublessee or assignee; and (vi) the name and address of sublessee's or assignee's present or previous landlord. Any sublease, license, concession, franchise or other permission to use the Premises shall be expressly subject and subordinate to all applicable terms and conditions of this Lease. Any purported or attempted assignment, transfer, mortgage, encumbrance, subletting, license, concession, franchise or other permission to use the Premises contrary to the provisions of this Section shall be void. Notwithstanding the foregoing, Lessee may assign or sublet the Premises, or any part thereof, to a Permitted Transferee (as hereinafter defined), without the prior written consent of Lessor; provided, however, (i) Lessee shall provide at least ten (10) days written notice prior to assigning this Lease to, or entering into any assignment or sublease with, any Permitted Transferee (unless Lessee is legally or contractually prohibited from disclosing the same prior to the effective date of the transaction, in which event Lessee will notify Lessor promptly following the effective date), and (ii) the transaction or series of related transactions that culminates in the assignment or sublease to the Permitted Transferee must not have the effect of materially reducing the combined net worth of the entities that will be responsible for responsible for the payment and performance of the obligations of the "Lessee" under this Lease, as compared to the combined net worth of the entities that are responsible for the payment and performance of the obligations of the "Lessee" under this Lease immediately prior to such transaction or series of related transactions. For purposes hereof, "**Permitted Transferee**" shall mean a transferee who is (a) any corporation, partnership, limited liability company or other form of business organization, provided that the outstanding ownership interests of such transferee are owned, immediately after such transfer, by the same persons and in the same proportions in which the outstanding membership interests of Lessee are owned immediately prior to such transfer; (b) any subsidiary, affiliate, division or entity controlled by or controlling Lessee; (c) in conjunction with any consolidation, reorganization, merger, acquisition or private placement involving Lessee or any of its affiliates; or (d) any corporation or other business entity merging with or purchasing all or substantially all of the stock, membership interests, or assets of Lessee or any of its affiliates.

11.2 No subletting, assignment, license, concession, franchise or other permission to use the Premises shall relieve the Lessee of its obligations to pay the rent or to perform all of the other obligations to be performed by the Lessee hereunder. The acceptance of rent by the Lessor from any other person shall not be deemed to be a waiver by the Lessor of any provisions of this Lease.

11.3 At any time within ten (10) business days after the Lessor's receipt of the information specified in <u>Section 11.1</u> above, the Lessor may by written notice to the Lessee elect to approve or disapprove such assignment or subletting.

11.4 Each assignee or transferee, other than the Lessor, shall assume all obligations of the Lessee under this Lease and shall be and remain liable jointly and severally with the Lessee for the payment of the rent, and for the due performance of all the terms, covenants, conditions and agreements to be performed by the Lessee hereunder; provided, however, that a transferee other than an assignee shall be liable to the Lessor for rent only in the amount set forth in the assignment or transfer. No

assignment shall be binding on the Lessor unless such assignee or Lessee shall deliver to the Lessor a counterpart of such assignment and an instrument in recordable form which contains a covenant of assumption by such assignee satisfactory in substance and form to the Lessor, consistent with the requirements of this Section 11.4, but the failure or refusal of such assignee to execute such instrument of assumption shall not release or discharge such assignee from its liability as set forth above.

11.6 Except for Permitted Transferees, consent by the Lessor to any subletting or assignment shall be conditioned upon payment by the Lessee to the Lessor of 50% of all "Transfer Consideration" (as hereafter defined) received or to be received, directly or indirectly, by the Lessee on account of such assignment or subletting. Transfer Consideration, if any, shall be paid to the Lessor at the same time or times as the same is received by the Lessee. Failure to pay the Lessor the Transfer Consideration, or any portion or installment thereof, shall be deemed a default under this Lease, entitling the Lessor to exercise all remedies available to it under law including, but not limited to, those specified in Article 12 of this Lease. "**Transfer Consideration**" shall only mean (a) in the case of a subletting, any consideration paid or given, directly or indirectly, by the sublessee to the Lessee pursuant to the sublease for the use of the Premises, or any portion thereof, over and above the rent and any additional rent, however denominated, in this Lease, payable by the Lessee to the Lessor for the use of the Premises (or portion thereof), prorating as appropriate the amount payable by the Lessee to the Lessor under this Lease, if less than all of the Premises is sublet, net of broker's fees and commissions, marketing expenses, tenant improvement allowances, legal fees, other reasonable third party fees and other concessions actually paid or actually incurred by Lessee in connection with the sublease, and (b) in the case of an assignment only, any consideration paid or given, directly or indirectly, by the assignee to the Lessee in exchange for entering into the assignment, but shall not include reimbursement for any security deposit, reimbursement of any improvements, fixtures or furnishings installed in the Premises by the Lessee or any payment for personal property of the Lessee not in excess of the Lessee's book value thereof, in all cases net of broker's fees and commissions, marketing expenses, tenant improvement allowances, legal fees and other reasonable third party fees paid or actually incurred by Lessee in connection with the assignment. As used herein, consideration shall include consideration in any form, including, but not limited to, money, property, assumption of liabilities other than those arising under this Lease, discounts, services, credits or any other item or thing of value. Irrespective of the form of such consideration, the Lessor shall be entitled to be paid in cash in an amount equivalent to the aggregate of the cash portion of the Transfer Consideration and the value of any non-cash portion of the Transfer Consideration. If any Transfer Consideration is to be paid or given in installments, the Lessee shall pay each such installment at the time the same is to be paid or given. Notwithstanding the foregoing, Transfer Consideration shall not include the proceeds from the sales of membership interests by the Lessee or its shareholders or members, and the Lessor and the Lessee agree that this provision is only intended to apply to any profit realized by the Lessee from the increased rental value of the office space which constitutes the Premises, and not from any profit realized in any kind of sale or merger or stock or debt offering, or any similar corporate transaction by the Lessee. In the event broker's fees and commissions, marketing expenses, tenant improvement allowances, and legal fees are to be deducted from any sublease or assignment Transfer Consideration, such costs shall be amortized over the term of the sublease or assignment and deducted each month proportionately.

11.7 In the event that Tenant shall request to assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, or shall sublet the Premises or any part hereof, Tenant shall pay to Landlord a non-refundable fee for Landlord's time and processing efforts and for expenses incurred by Landlord in connection with reviewing such transaction (including any administrative expenses for Landlord's property manager), the amount of such non-refundable fee to be the greater of one percent (1%) of Tenant’s then existing Minimum Monthly Rent or One Thousand Dollars ($1,000.00). In addition to such fee, Tenant shall pay to Landlord in the event Landlord retains the services

of any attorney to review the transaction, all reasonable attorneys' fees incurred by Landlord in connection therewith. Tenant shall pay such non-reimbursable fee and such attorneys' fees to Landlord within five (5) days after written request therefore and said non-reimbursable fee shall apply even if Landlord does not consent to the proposed transfer.

12. DEFAULTS; REMEDIES

12.1 Default by Lessee. The occurrence of any one or more of the following events shall constitute a default of this Lease by the Lessee beyond any applicable notice and cure periods expressly set forth in this Lease:

(a) The abandonment of the Premises by the Lessee combined with the failure to pay rent;

(b) The failure of the Lessee to make any payment of rent or any other payment required to be made by the Lessee hereunder, as and when due, where such failure shall continue for a period of five (5) days after written notice thereof from the Lessor to the Lessee; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161;

(c) The failure by the Lessee to observe or perform any of the covenants, conditions or provisions of this Lease (or the covenants, conditions and restrictions governing the Project) to be observed or performed by the Lessee, other than described in Section 12.1(b) hereof, where such failure shall continue for a period of thirty (30) days after written notice thereof from the Lessor to the Lessee; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161; provided, further, that if the nature of the Lessee's default is such that more than thirty (30) days are reasonably required for its cure, then the Lessee shall not be deemed to be in default if the Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion; or

(d) The making by the Lessee of any general assignment or general arrangement for the benefit of creditors; the filing by or against the Lessee of a petition to have the Lessee adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against the Lessee, the same is dismissed within ninety (90) days); the appointment of a trustee or receiver to take possession of substantially all of the Lessee's assets located at the Premises, or of the Lessee's interest in this Lease, where possession is not restored to the Lessee within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of the Lessee's assets located at the Premises or of the Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days.

12.2 Remedies for Default by Lessee. In the event of any such default that continues beyond the expiration of any applicable notice and cure period, the Lessor may at any time thereafter, upon notice and demand and without limiting the Lessor in the exercise of any other right or remedy which the Lessor may have by reason of such default or breach:

(a) Terminate the Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and the Lessee shall immediately surrender possession of the Premises to the Lessor. In such event, the Lessor shall be entitled to recover from the Lessee:

(1) The worth at the time of award of the unpaid rent which has been earned at the time of termination;

(2) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided;

(3) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and

(4) Any other amount necessary to compensate the Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to: the cost of recovering possession of the Premises, expenses of re-leasing including necessary renovation and alteration of the Premises to bring the Premises to a Building standard condition for a new tenant for a comparable building in Goleta, California, reasonable attorneys' fees and any other reasonable cost. The "worth at the time of award" of the amounts referred to in subparagraphs (1) and (2) above shall be computed by allowing interest at three (3) percentage points above the discount rate of the Federal Reserve Bank of San Francisco at the time of the award. The "worth at the time of award" of the amount referred to in subparagraph (3) above shall be computed by discounting such amount at three (3) percentage points above such discount rate.

(b) Pursue any other remedy now or hereafter available to the Lessor under the laws or judicial decisions of the State of California, including, but not limited to, the remedy provided in California Civil Code Section 1951.4 to continue this Lease in effect.

(c) The Lessor, in addition to the rights hereinbefore given in the case of the Lessee's breach or default, may pursue any other remedy available to the Lessor at law or in equity (subject to such limitations as may be proscribed by applicable law and such limitations as expressly set forth in this Lease).

12.3 Default by Lessor. The Lessor shall not be in default of any of the obligations of the Lessor under the Lease, unless the Lessor fails to perform such obligations within a reasonable time, but in no event more than thirty (30) days after written notice by the Lessee to the Lessor specifying wherein the Lessor has failed to perform such obligations; provided, however, that if the nature of the Lessor's default is such that more than thirty (30) days are required for its cure, the Lessor shall not be in default if the Lessor commences such cure within such thirty (30) day period and thereafter diligently prosecutes the same to completion. In the event of any such default by the Lessor, the Lessee may pursue any remedy now or hereafter available to the Lessee under the laws of judicial decisions of the State of California, except that the Lessee shall not have the right to terminate this Lease except as expressly provided herein nor to set off against any payments due under this Lease. The Lessee waives any right to deduct the expenses of repairs done by the Lessor on the Lessor's behalf from the rent and waives, except as herein provided, any of the Lessor's obligations for tenantability of the Building or the Premises.

12.4 Late Charges. The Lessee acknowledges that the late payment by the Lessee to the Lessor of rent and other sums due hereunder will cause the Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on the Lessor

by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from the Lessee shall not be received by the Lessor, or the Lessor's designee, within ten (10) days after the same is due, the Lessee shall pay to the Lessor a late charge equal to eight percent (8%) of such overdue amount (provided, however, with respect to the first late payment in any twelve (12) month period, Lessor will notify Lessee that such payment has not been timely received and such late charge shall not be due and payable unless Lessee fails to pay such amount within three (3) days following Lessee's receipt of such notice). The Lessee acknowledges that such late charge represents a fair and reasonable estimate of the cost that the Lessor will incur by reason of a late payment by the Lessee. Acceptance of such late charge by the Lessor shall in no event constitute a waiver of the Lessee's default with respect to such overdue amounts nor prevent the Lessor from exercising any of the other rights and remedies granted hereunder.

13. CONDEMNATION OR RESTRICTION ON USE

13.1 Eminent Domain. If the whole of the Premises, or so much thereof as to render the balance commercially unusable by the Lessee, shall be taken under power of eminent domain, this Lease shall automatically terminate as of the date of such condemnation, or as of the date possession is taken by the condemning authority, whichever is earlier. No award for any partial or entire taking shall be apportioned, and the Lessee hereby assigns to the Lessor any award which may be made in such taking or condemnation, together with any and all rights of the Lessee now or hereafter arising in or to the same or any part thereof; provided, however, that nothing contained herein shall be deemed to give the Lessor any interest in or to require the Lessee to assign to the Lessor any award allocable to the Lessee’s relocation expenses, the taking of personal property and fixtures belonging to the Lessee, the interruption of or damage to the Lessee's business, or Lessee’s loss of use of the Premises, and/or for the Lessee's unamortized cost of leasehold improvements. The unamortized portion of the Lessee's expenditures for improving the Premises shall be determined by multiplying such expenditures by a fraction, the numerator of which shall be the number of years of the term of this Lease which shall not have expired at the time of such appropriation or taking and the denominator of which shall be the number of years of the term of this Lease which shall not have expired at the time of improving the Premises. In no event shall unexercised options to renew or extend be taken into consideration in determining the payment to be made to the Lessee.

13.2 Abatement of Rent. In the event of a partial taking which does not result in a termination of this Lease, rent shall be abated in proportion to that part of the Premises so made unusable by the Lessee.

13.3 Temporary Taking. No temporary taking of the Premises and/or of the Lessee's rights therein or under this Lease shall terminate this Lease or give the Lessee any right to any abatement of rent hereunder; and any award made to the Lessee by reason of any such temporary taking shall belong entirely to the Lessee and the Lessor shall not be entitled to share therein.

13.4 Voluntary Sale as Taking. A voluntary sale by the Lessor to any public body or agency having the power of eminent domain, under threat of condemnation while condemnation proceedings are pending, shall be deemed to be a taking under the power of eminent domain for the purpose of this Article 13.

14. BROKERS

The Lessee represents and warrants that it has neither incurred nor is aware of any other broker's, finder's, or similar fee payable to any persons other than the Brokers named in Item 8 of the

Basic Lease Provisions in connection with the origin, negotiation, execution or performance of this Lease and agrees to indemnify and hold harmless the Lessor from any loss, liability, damage, cost or expense incurred by reason of a breach of this representation. Lessor shall be responsible for the payment of a commission to the Brokers pursuant to a separate written agreement.

15. LESSOR'S LIABILITY

15.1 The term "Lessor" as used herein shall mean only the owner or owners at the time in question of the fee title or a Lessee's interest in a ground lease of the Building. In the event of any transfer of such title or interest, the Lessor herein named (and in case of any subsequent transfers, the then grantor) shall be relieved from, and after the date of such transfers of all liability for the Lessor's obligations thereafter to be performed; provided, however, that the Security Deposit and any other funds in the hands of the Lessor or the then grantor at the time of such transfer in which the Lessee has an interest shall be delivered to the grantee. The obligations contained in this Lease to be performed by the Lessor shall, subject as aforesaid, be binding on the Lessor's successors and assigns only during their respective periods of ownership.

15.2 Lessee, its successors and assigns, hereby agree that in the event of any actual or alleged failure, breach or default hereunder by Lessor:

(a) Any Claims incurred shall be recoverable solely against Lessor's equity interest in the Building and Project (and any proceeds derived therefrom).

(b) No partners, shareholders, officers, managers, members, directors, employees or agents of Lessor nor any of their respective partners, shareholders, officers, managers, members, directors, employees or agents (each a "**Lessor Party**" and collectively, the "**Lessor Parties**") shall have any personal liability in connection with this Lease.

(c) No Lessor Party shall be sued or named a party in any suit or action;

(c) No service of process shall be made against any Lessor Party (except as may be necessary to secure jurisdiction over Lessor);

(d) No Lessor Party shall be required to answer or otherwise plead to any service of process;

(e) No judgment will be taken against any Lessor Party;

(f) Any judgment taken against any Lessor Party may be vacated and set aside at any time nunc pro tunc;

(g) No writ of execution will ever be levied against the assets of any Lessor Party; and

(h) These covenants and agreements are enforceable by the Lessor and also by the Lessor Parties.

16. PARKING

During the term of this Lease (including any renewals or extensions thereof), the Lessee shall have the right, free of charge, in common with other tenants of the Building (if any) and the 110 and 150 Buildings, to use the parking area available to tenants of the Building and the 130 Building; provided, however, in no event shall Lessor's agreement to provide the foregoing parking rights free of charge be construed so as to limit Lessor's ability to pass through to Lessee, as Additional Rent, any Operating Expenses incurred in connection with the operation, repair and maintenance of the parking facilities at the Project in accordance with Section 3.2 of this Lease. The Lessee's use of such parking facilities or that of its invitees shall be limited to a maximum of the number of unreserved parking spaces shown in Item 9 of the Basic Lease Provisions (but such spaces will not be separately identified and the Lessor shall have no obligation to monitor the use of such parking facility), and shall be subject to such rules and regulations as may be reasonably established, from time to time, and consistently applied by the Lessor for the effective use of such parking facilities. Such rules and regulations may include, but shall not be limited to, designation of specific areas for use by invitees of the Lessee and the Lessor; hours during which parking shall be available for use; parking attendants; a parking validation or other control system to prevent parking abuse; and such other matters affecting the parking operation to the end that said facilities shall be utilized to maximum efficiency and in the best interest of the Lessor, the Lessee and their respective invitees. The Lessor may temporarily close any part of the Common Area for such periods of time as may be necessary to prevent the public from obtaining prescriptive rights or to make repair or alterations. The Lessor shall not have any express or implied obligation to enforce or police the parking lot usage. The Lessee's right to use any area for parking purposes shall be subject to restrictions or other limitations resulting from any laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, and no such event shall in any way affect this Lease, abate rent, relieve the Lessee of any liabilities or obligations under this Lease, or give rise to any claim whatsoever against the Lessor; specifically, the Lessee's right to use any area for parking purposes shall be subject to any preferential parking program for participants in any ridesharing program established by the Lessor. If the Lessor reasonably determines that the Lessee is regularly using in excess of the number of parking spaces specified in Item 9 of the Basic Lease Provisions, and such excess use is not cured within five (5) days following written notice, the Lessor may, in addition to any other remedy, impose a reasonable charge for such excess usage, payable by the Lessee upon demand.

17. GENERAL PROVISIONS

17.1 Estoppel Certificate

(a) The Lessee shall at any time, and from time to time, upon not less than fifteen (15) days' prior written notice from the Lessor, execute, acknowledge and deliver to the Lessor a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are no, to the Lessee's knowledge, uncured defaults on the part of the Lessor hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Lessee shall use Exhibit F for said estoppel certificate.

(b) The Lessee's failure to deliver such statement within such time shall be conclusive upon the Lessee that (i) this Lease is in full force and effect without modification except as may be represented by the Lessor, (ii) there are no uncured defaults in the Lessor's performance, and (iii) not more than one (1) month's rent has been paid in advance.

(c) If Lessor desires to finance or refinance the Premises, or any part thereof, the Lessee shall deliver to any lender designated by the Lessor such financial statements of the Lessee as may be reasonably required by such lender. All such financial statements shall be received by the Lessor in confidence and shall be used only for the purposes herein set forth.

17.2 Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

17.3 Time of Essence. Time is of the essence in the performance of all terms and conditions of this Lease in which time is an element.

17.4 Captions. Article and Section captions have been inserted solely as a matter of convenience and such captions in no way define or limit the scope or intent of any provision of this Lease.

17.5 Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be deemed to be delivered and received (a) when personally delivered, (b) on the second business day after the date on which deposited in the United States mails, certified or registered mail, postage prepaid, return receipt requested, or (c) upon confirmation of transmission if transmitted by email, addressed to the Lessor and the Lessee respectively at their respective addresses set forth in Item 11 of the Basic Lease Provisions, or to such other or additional persons or at such other addresses as may, from time to time, be designated in writing by the Lessor or the Lessee by notice pursuant hereto.

17.6 Waivers. No waiver of any provision hereof shall be deemed a waiver of any other provision hereof. Consent to or approval of any act by one of the parties hereto shall not be deemed to render unnecessary the obtaining of such party's consent to or approval of any subsequent act. The acceptance of rent hereunder by the Lessor shall not be a waiver of any preceding breach by the Lessee of any provision hereof, other than the failure of the Lessee to pay the particular rent so accepted, regardless of the Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

17.7 Holding Over. If the Lessee holds over after the expiration or earlier termination of the term hereof without the express written consent of the Lessor, the Lessee shall become a tenant at sufferance only at One Hundred and Twenty-Five Percent (125%) of the monthly rent for the Premises then in effect for the space, in effect upon the date of such expiration or earlier termination (subject to adjustment as provided in Article 3 hereof and prorated on a daily basis), and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by the Lessor of rent after such expiration or earlier termination shall not constitute a consent to a holdover hereunder or result in a renewal. The foregoing provisions of this Section are in addition to and do not affect the Lessor's right of re-entry or any other rights of the Lessor hereunder or as otherwise provided by law.

17.8 Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

17.9 Inurement. Subject to any provisions hereof restricting assignment or subletting by the Lessee and subject to the provisions of Article 15 hereof, the terms and conditions contained in this Lease shall bind the parties, their personal representatives, successors and assigns.

17.10 Choice of Law. This Lease shall be governed by the laws of the State of California.

17.11 Subordination. Subject to the foregoing, this Lease shall be subject and subordinate at all times to the lien of any deed of trust or mortgage or any ground lease, now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Lessee. Lessee agrees, at the election of the holder of any such mortgage, to attorn to any such holder. The provisions of this Section 17.11 shall be self-operative and no further instrument shall be required to affect such subordination or attornment; however, Lessee shall, upon written demand by the Lessor, execute such instruments as may be required, from time to time, to confirm such subordination and such commercially reasonable instruments of attornment as shall be requested by any such holder within ten (10) business days of such request. Notwithstanding anything to the contrary contained in this Section 17.11 to the contrary, the subordination of this Lease to any future mortgage or ground lease encumbering the Project after the date of this Lease shall be conditioned upon the holder of such encumbrance entering into a commercially reasonable subordination, non-disturbance and attornment agreement with Lessee, based on such holder's standard form and, otherwise, in form and content reasonably acceptable to Lessee, with Lessee to execute any such commercially reasonable SNDA upon within (10) business days of written request therefor.

17.12 Attorneys' Fees. Unless otherwise expressly provided herein, if any action at law or equity, including an action for declaratory relief, is brought to enforce the provisions of this Lease, the prevailing party shall be entitled to recover its reasonable attorneys' fees incurred in bringing such action and/or enforcing any judgment granted therein, all of which shall be deemed to have accrued upon the commencement of the action and shall be paid whether or not such action is prosecuted to judgment. The attorneys' fees to be awarded the prevailing party may be determined by the court in the same action or in a separate action brought for that purpose. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of reasonable attorneys' fees and costs incurred in enforcing such judgment. The award of attorneys' fees shall not be computed in accordance with any court schedule, but shall be made so as to fully reimburse the prevailing party for all attorneys' fees, paralegal fees, costs and expenses reasonably incurred in good faith, regardless of the size of the judgment, it being the intention of the parties to fully compensate the prevailing party for all reasonable attorneys' fees, paralegal fees, costs and expenses paid or incurred in good faith. For purposes of this section, attorneys' fees shall include, without limitation, attorneys' fees, paralegal fees, costs and expenses incurred in relation to any of the following: post-judgment motions; contempt proceedings, garnishment, levy and debtor or third-party examinations; discovery; and bankruptcy litigation.

17.13 Lessor's Access. The Lessor and the Lessor's agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers, lessees, or lenders, and making such alterations, repairs, improvements or additions to the Premises or to the Building as the Lessor may deem necessary or desirable. The Lessor may at any time place on or about the Building any ordinary "For Sale" signs and the Lessor may, at any time during the last one hundred eighty (180) days of the term hereof (or during any period in which the Lessee is in default under this Lease), place on or about the Building any ordinary "For Sale", "For Lease" or similar signs, all without rebate of rent or liability to the Lessee.

17.14 Corporate Authority. If the Lessee is a corporation, the Lessee shall, at the Lessor's request, require that each individual executing this Lease on behalf of said corporation represent and warrant that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the Bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

17.15 Surrender or Cancellation. The voluntary or other surrender of this Lease by the Lessee, or a mutual cancellation thereof, shall not work a merger, and shall terminate all or any existing subleases, unless the Lessor elects to treat such surrender or cancellation as an assignment to the Lessor of any or all of such subleases.

17.16 Entire Agreement. This Lease, the exhibits hereto which by this reference are incorporated herein as though set forth in full herein, covers in full each and every agreement of every kind or nature whatsoever between the parties hereto concerning the Premises and the Building, and all preliminary negotiations and agreements of whatsoever kind or nature are merged herein. The Lessor has made no representations or promises whatsoever with respect to the Premises or the Building, or the design configuration of the Project, except those contained herein, and no other person, form or corporation has at any time had any authority from the Lessor to make any representations or promises on behalf of the Lessor. If any such representations or promises have been made by others, the Lessee hereby waives all right to rely thereon. No verbal agreement or implied covenant shall be held to vary the provisions hereof, any statute, law or custom to the contrary notwithstanding.

Except as otherwise provided herein, nothing expressed or implied herein is intended or shall be construed to confer upon or grant any person any rights or remedies under or by reason of any term or condition contained in this Lease.

17.17 Signs. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed or affixed to or near any part of the outside or inside of the Building (other than any signs installed in the interior of the Premises in accordance with Section 6.3 of this Lease) without the prior written consent of the Lessor as to, without limitation, size, design, location, graphics, materials, colors and similar specifications (which consent shall not be unreasonably withheld, conditioned, or delayed) and shall be consistent with the exterior design, materials and appearance of the Building and the Project's commercially reasonable signage program (if any) and shall be further subject to all matters of record and all applicable Laws with respect thereto. The Lessor shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to the Lessee and at the expense of the Lessor. The Lessee shall not place any sign on a vehicle or movable or non-movable object in or on the street adjacent to the Project.

The cost to install Lessee's Signage identified in the immediately preceding paragraph, including, without limitation, any costs associated with applying for any government approvals or permits with respect thereto from the City of Goleta, Santa Barbara County or any other applicable agency requiring consent, shall be at Lessee's sole cost and expense. The Lessee further agrees to maintain any such approved signs, at its sole cost and expense, in good condition and repair at all times. Upon the expiration or earlier termination of this Lease, Lessee shall, at Lessee's sole cost, cause the removal of any approved signs (provided that Lessor shall have the right, at its election, to perform such removal on behalf of Lessee, with such commercially reasonable costs, including, without limitation, the cost to repair and restore the impacted portions of the Building and/or Project to its original condition prior to the installation, normal wear and tear excepted, being payable within thirty (30) days following written demand therefor from Lessor).

17.18 Interest on Past Due Obligations. Any amount due from the Lessee to the Lessor hereunder which is not paid when due shall bear interest at three (3) percentage points above the discount rate of the Federal Reserve Bank of San Francisco at the time of the award from the date due until paid, but the payment of such interest shall not excuse or cure any default by the Lessee.

17.19 Gender; Number. Whenever the context of this Lease requires, the masculine gender includes the feminine or neuter, and the singular number includes the plural.

17.20 Recording of Lease. The Lessee shall not record this Lease without the express written consent of the Lessor. If such permission is granted, at the expiration or sooner termination of this Lease, the Lessee shall execute, acknowledge and deliver to the Lessor, within ten (10) days after written demand from the Lessor, any quitclaim deed or other document reasonably required by any reputable title company to remove the cloud of this Lease from the title of the real property subject to the Lease.

17.21 Waiver of Subrogation. The Lessor and the Lessee each hereby waive any and all rights of recovery against the other, or against the officers, employees and agents and representatives of the other, for loss of or any damage to such waiving party or its property, or the property of others under its control, to the extent that such loss or damage is insured against under any valid and collectible insurance policy in force at the time of such loss or damages. The Lessee shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

17.22 Confidentiality of Lease. Lessee acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of the Lessor. Disclosure of the terms hereof could adversely affect the ability of the Lessor to negotiate other leases with respect to the Building and impair the Lessor's relationship with other tenants of the Building. The Lessee agrees that it, its partners, officers, directors, employees and attorneys, shall not disclose the terms and conditions of this Lease to any other person besides the legal, accounting and insurance consultants of Lessee without the prior written consent of the Lessor. It is understood and agreed that damages would be an inadequate remedy for the breach of this provision by the Lessee, and the Lessor shall have the right to specific performance of this provision and to injunctive relief to prevent its breach or continued breach. There shall be excluded from this obligation any filing required by the Securities and Exchange Commission or any other disclosure required by law.

17.23 Quiet Enjoyment. Provided the Lessee has performed all of the terms, covenants, agreements and conditions of this Lease, including the payment for rent and all other sums due hereunder, the Lessee shall peaceably and quietly hold and enjoy the Premises for the term hereof, but subject to the provisions and conditions of this Lease against the Lessor and all persons claiming by, through or under the Lessor. The Lessee's right to use the Premises and the Common Area as herein provided shall be subject to restrictions or other limitations or prohibitions resulting from any laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and no such event shall in any way affect this Lease, abate rent, relieve the Lessee of any liabilities or obligations under this Lease.

17.24 Window Coverage. No window covering, including, but not limited to, coatings or draperies, shall be used by the Lessee without the Lessor's written approval.

17.25 Materials Storage Restrictions. The Lessee agrees to conduct its business so as not to violate or exceed the design standards of the fire protection system or any insurance policies maintained by the Lessor pursuant to Article 7.

17.26 No Agency. Neither party is the agent or partner of the other, and the legal relationship between the parties hereto shall be governed solely by the terms of this Lease when duly executed by both parties with respect to the transactions contemplated hereby.

17.27 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain or shortages in services, labor or materials or reasonable substitutes therefor, governmental actions, governmental controls, governmental orders or directives, delay in issuance of permits, inspections or approvals, utility company delays, enemy or hostile governmental action, public health emergencies (such as the COVID -19 pandemic), pandemics, epidemics, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform (collectively, a "**Force Majeure**"), except with respect to Lessee's monetary obligations (including, without limitation, Lessee's obligation to pay Base Rent and Additional Rent) and Lessee's obligation to timely vacate and surrender the Premises upon the expiration or earlier termination of this Lease, notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure. In the event that any Law is hereinafter enacted providing Lessee rent relief in connection with circumstances due to an on-going health pandemic or epidemic, Lessor hereby agrees to fully comply with the same.

17.28 Accord and Satisfaction. No payment by the Lessee or receipt by the Lessor of a lesser amount than the rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and the Lessor may accept such check or payment without prejudice to the Lessor's right to recover the balance of such rent or pursue any other remedy provided in this Lease.

17.29 Financial Statements. Upon written request by Lessor, the Lessee shall deliver to the Lessor, Lessee's then current financial statements (including a statement of operations and balance sheet and statement of cash flows), which shall be certified by a financial officer of Lessee as true and correct. The Lessee shall also provide financial statements of any guarantor of this Lease, which shall be certified as true and correct by such guarantor. Such financial statements shall be based upon commercially reasonable and standard accounting principles applied on a consistent basis. The financial statements shall clearly show sufficient information to accurately depict the financial condition of the Lessee (or guarantor, as the case may be) as of the date thereof. Any misrepresentations in the Lessee's financial statements will be considered, at the Lessor's option, as a breach of a material provision of this Lease. Within fifteen (15) days following written request by the Lessor delivered after any default by the Lessee in the payment of any sums owing under this Lease, whether or not any time period allowed for the cure of such default has expired, the Lessee shall provide the Lessor with copies of the Lessee's financial statement for the end of the most recent quarter of the Lessee's fiscal year, and the Lessee's financial statement (including year to date information) for the end of the month preceding such default. In each case, such financial statement shall meet all of the preceding requirements for annual financial statements. The Lessee's failure to deliver the financial statements contemplated hereby within the time specified shall constitute a material default by the Lessee under this Lease.

17.30 Supersedes Proposal to Lease. This Lease supersedes any proposals regarding the leasing of the Premises, whether written or oral, and any such proposals will be terminated, and of no force or effect, effective upon the execution of this Lease.

17.31 Construction. The provisions of this Lease should be liberally construed to effectuate its purposes. The language of all parts of this Lease shall be construed simply according to its plain meaning and shall not be construed for or against either party, as each party has participated in the drafting of this Lease and had the opportunity to have their counsel review it. Whenever the context and

construction so requires, all words used in the singular shall be deemed to be used in the plural, all masculine shall include the feminine and neuter, and vice versa.

17.32 Execution; Counterparts and Electronic Signatures. This Lease may be executed in two or more counterpart copies and each of such counterparts, for all purposes, shall be deemed to be an original but all of such counterparts together shall constitute but one and the same instrument, binding upon all parties hereto, notwithstanding that all of such parties may not have executed the same counterpart. In addition, Lessor and Lessee further acknowledge and agree that notwithstanding any law or presumption to the contrary, it is the express intention of Lessor and Lessee that an electronic signature via DocuSign or by e-mail in PDF format of either party or of any witness on this Lease shall be deemed valid and binding as if the same were an original ink signature of such party or witness on this Lease and shall be admissible in any proceeding by either party against the other as conclusive proof of the parties' execution of this Lease, as if the same were an original ink signature. The parties hereby agree to be bound by such electronic signatures and waive any defenses to the enforcement of the terms of this Lease based on the format of signature or delivery method thereof. The provisions of this paragraph shall survive this Lease.

17.33 Relocation. For the purpose of maintaining an economical and proper distribution of tenants acceptable to Lessor throughout the Project, Lessor shall have the right from time to time during the Term to relocate the Premises within the Project, provided that (a) the rentable and usable area of the new Premises is of equivalent size to the existing Premises, subject to a variation of up to ten percent (10%), (b) Lessee's Rent, including Base Rent and share of Operating expenses shall not increase as a result of the relocation, (c) the Relocation Space shall be of comparable quality and desirability to the Premises, and (c) Lessor shall pay reasonable costs (to the extent such costs are submitted in writing to Lessor and approved in writing by Lessor prior to such move, which approval shall not be unreasonably withheld, conditioned or delayed) of moving Lessee's furnishings, machinery, equipment, trade fixtures and personal property to the new Premises; provided, however, that in no event shall Lessor be required to pay an amount in excess of two months' Base Rent (at the then-current rate under this Lease). Lessor shall deliver to Lessee written notice of Lessor's election to relocate the Premises, specifying the new location and the amount of rent payable therefor, at least sixty (60) days prior to the date the relocation is to be effective.

17.34 Construction of Project. Lessee acknowledges that portions of the Project may be under construction following Lessee's occupancy of the Premises, and that, in connection with such construction, Lessor may erect scaffolding or other necessary structures, limit access to portions of the Project, or perform work which may result in levels of noise, dust or debris which are in excess of that present in a fully constructed project. Lessee hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction. Lessor shall have no responsibility or for any reason be liable to Lessee for any direct or indirect injury to or interference with Lessee's business arising from such construction, nor shall Lessee be entitled to any compensation or damages from Lessor for loss of the use of all or any part of the Premises or of Lessee's personal property or improvements resulting from such construction or Lessor's actions in connection therewith, or for any inconvenience or annoyance occasioned by such construction or Lessor's actions.

18. INTENTIONALLY OMITTED.

19. <u>LESSEE IMPROVEMENTS</u>

Lessee, at Lessee's sole cost, shall be responsible for all tenant improvements, including IT/wiring expenses.

20. GYM ACCESS

Lessee shall be allowed to use the common gym located at 110 Castilian Drive, during the Term of the lease.

21. OPTION TO RENEW

21.1 **Option Right**. Lessor hereby grants the Lessee originally named herein (the "**Original Lessee**") one (1) Option to extend the Term for the entire Premises for a period of three (3) years (the "**Option Term**"), which Option shall be exercisable only by written notice delivered by Lessee to Lessor as provided below, provided that, as of the date of delivery of such a notice, a monetary or material non-monetary default does not exist beyond the expiration of any applicable notice and cure period. Upon the proper exercise of any such option to extend, and provided that, as of the end of the current Term, Lessee is not in default beyond the expiration of any applicable notice and cure periods, the Term, as it applies to the entire Premises, shall be extended for the Option Term. The rights contained in this Section 21 shall be personal to the Original Lessee and may only be exercised by the Original Lessee (and not any other assignee, sublessee or transferee of the Original Lessee) if such Original Lessee occupies the entire Premises.

21.2 **Exercise of Option**. Lessee shall exercise the Option contained in this Section 21, if at all, by delivering written notice (the "**Exercise Notice**") to Lessor not more than three hundred sixty-five (365) days and not less than two hundred seventy (270) days prior to the expiration of the then-current Term, stating that Lessee is exercising the Option. Lessee's failure to deliver the Exercise Notice on or before the dates specified in the immediately preceding sentence, or Lessee's written determination not to exercise the Option shall be deemed to constitute Lessee's election not to exercise the Option and the Option (and any remaining Options) shall immediately become null and void. If Lessee timely and properly exercises the Option as provided herein, then Lessor shall prepare and Lessee shall timely execute an amendment to this Lease confirming the extension of the Term and setting forth the other provisions applicable to the Option Term in accordance with this Section 21.

21.3 **Terms of Option Term**. If Lessee timely and properly exercises the Option Term, the Term shall be extended for the Option Term upon all of the terms and conditions set forth in this Lease (including, without limitation, Lessee's obligation to pay additional rent in accordance with Section 3.2 hereof), be equal to one hundred percent (100%) of the "Market Rent" (defined below), but in no event less than the previous month's Base Rent increased by three percent (3%). After the Market Rent is established at the beginning of each Option, the Base Rent shall be subject to 3% annual increases on a cumulative and compounded basis throughout the Option Term. Lessor shall have no obligations to refurbish or otherwise improve the Premises (except for Lessor's repair, maintenance, and restoration obligations expressly required under this Lease) and, from and after the commencement of the Option Term, Lessee shall continue to lease the Premises in its "as-is" condition. "**Market Rent**" shall mean the applicable Base Rent, including all escalations, Operating Expenses, additional rent and other charges at which tenants, as of the commencement of the Option Term, are entering into leases for non-sublease space which is not encumbered by expansion rights and which is comparable in size, location and quality to the Premises in recent renewal lease transactions for a term comparable to the Option Term, which comparable space is located in the Project and buildings comparable to the Project in Goleta, California (as reasonably determined by Lessor), taking into consideration the value of the existing improvements in the Premises to Lessee, as compared to the value of the existing improvements in such comparable space,

with such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by Lessee with consideration given to the fact that the improvements existing in the Premises are specifically suitable to Lessee.

21.4 Determination of Option Rent. If Lessee timely and appropriately delivers the Exercise Notice for the Option Term, and Lessor and Lessee fail to reach agreement on the Market Rent on or before the date that is thirty (30) days following Lessor's receipt of the Exercise Notice (the "**Outside Agreement Date**"), then each party shall make a separate determination of the Market Rent which shall be submitted to each other and to arbitration in accordance with the following items (i) through (vii):

(i) Lessor and Lessee shall each appoint, within ten (10) days of the Outside Agreement Date, one arbitrator who shall by profession be a current real estate broker or appraiser of comparable commercial properties in the Goleta, California area, and who has been active in such field over the last five (5) years. The determination of the arbitrators shall be limited solely to the issue of whether Lessor's or Lessee's submitted Market Rent is the closest to the actual Market Rent as determined by the arbitrators, taking into account the requirements set forth in Section 21.3 above (i.e., the arbitrators may only select Lessor's or Lessee's determination of Market Rent and shall not be entitled to make a compromise determination).

(ii) The two (2) arbitrators so appointed shall within five (5) business days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators.

(iii) If Lessor's submitted Market Rent is more than five percent (5%) higher than Lessee's submitted Market Rent, the three arbitrators shall within fifteen (15) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Lessor's or Lessee's submitted Market Rent, and shall notify Lessor and Lessee thereof.

(iv) The decision of the majority of the three (3) arbitrators shall be binding upon Lessor and Lessee.

(v) If either Lessor or Lessee fails to appoint an arbitrator within ten (10) days after the applicable Outside Agreement Date and Lessor's submitted Market Rent is more than five percent (5%) higher than Lessee's submitted Market Rent, the arbitrator appointed by one of them shall reach a decision, notify Lessor and Lessee thereof, and such arbitrator's decision shall be binding upon Lessor and Lessee.

(vi) If the two (2) arbitrators fail to agree upon and appoint a third (3rd) arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this Section 21.4.

(vii) The cost of arbitration shall be paid by Lessor and Lessee equally.

22. CASp.

Lessor hereby discloses to Lessee, in accordance with California Civil Code Section 1938, and Lessee hereby acknowledges that the Premises have not undergone an inspection by a Certified Access Specialist (CASp) to determine whether the Premises meet all applicable construction-related

accessibility standards pursuant to California Civil Code §55.51 et seq. As required by Section 1938(e) of the California Civil Code, Lessor hereby states as follows: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises." In furtherance of the foregoing, and notwithstanding anything to the contrary contained in the Lease, Lessor and Lessee hereby agree as follows: (i) any CASp inspection requested by Lessee shall be conducted, at Lessee's sole cost and expense, by a CASp approved in advance by Lessor, subject to Lessor's reasonable rules and requirements; (ii) Lessor shall have no obligation to perform any work or repairs identified in any such CASp inspection requested by Lessee; and (iii) to the extent that any work, repairs, replacements, or improvements are recommended or required by the CASp requested by Lessee (or otherwise required as a result of any such CASp inspection requested by Lessee), then, at Lessor's election, Lessee shall be required to perform the same at Lessee's sole cost and expense; provided, however, Lessor shall have the option to perform any or all of the foregoing at Lessee's sole cost and expense (with Lessee to reimburse Lessor upon demand for the costs and expenses incurred by Lessor in performing the same).

23. <u>DISPUTE RESOLUTION</u>.

Each controversy, dispute or claim between Lessor and Lessee arising out of, based upon or relating to this Lease, with the exception of claims relating to Lessor's exercise of any unlawful detainer rights pursuant to California law or rights or remedies used by Lessor to gain possession of the Premises or terminate Lessee's right of possession of the Premises (which disputes shall be resolved by suit filed in the Superior Court of Santa Barbara County, California), will be resolved by a reference proceeding in Santa Barbara County, California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure ("CCP"), or their successor sections. Lessor and Lessee shall cooperate in good faith to ensure that all necessary and appropriate parties are included in the judicial reference proceeding. In the event litigation is filed based on any such dispute, the following shall apply:

(a) The proceeding shall be brought and held in Santa Barbara County, unless Lessor and Lessee agree to an alternative venue. In disputes required to be submitted to a reference proceeding, either party may seek injunctive or other provisional relief from the referee or from a court of competent jurisdiction as set forth herein. At the outset of the dispute, a party may file an application for any provisional or injunctive remedy with the court, but only upon the ground that the decision to which the applicant may be entitled to may be rendered ineffectual without such provisional or injunctive relief.

(b) Lessor and Lessee shall agree upon a single referee who shall have the power to try any and all of the issues raised, whether of fact or of law, which may be pertinent to the matters in dispute, and to issue a statement of decision thereon to the court. The referee shall be (1) a retired Judge; and (2) selected by mutual agreement of Lessor and Lessee; provided, however, if they cannot so agree within thirty (30) days after the filing of any claim, the referee shall be promptly selected by the Presiding Judge of the Santa Barbara County Superior Court (or its representative). Each party shall have one peremptory challenge pursuant to CCP 170.6. The referee shall be appointed to sit as a temporary judge, with all of the powers of a temporary judge, as authorized by law, and upon selection

should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule).

(c) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the Parties.

(d) The referee may require one or more pre-trial conferences.

(e) Lessor and Lessee shall be entitled to discovery, and the referee shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge.

(f) Except as expressly set forth in this Lease, the referee shall determine the manner in which the reference proceeding is conducted, including the time and place of all hearings, the order or presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding.

(g) All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. A stenographic record of the trial shall be made. The cost of the court reporter at the trial shall be borne equally by Lessor and Lessee.

(h) The referee's statement of decision shall contain findings of fact and conclusions of law to the extent applicable.

(i) The referee shall have the authority to rule on all post-trial motions in the same manner as a trial judge.

(j) Lessor and Lessee shall promptly and diligently cooperate with each other and the referee and perform such acts, as may be necessary, for an expeditious resolution of the dispute.

(k) All fees and costs of the referee shall be paid one-half by Lessor and one-half by Lessee. Each party shall initially bear its own costs and attorneys' fees, but upon motion of the prevailing party, the referee shall, in his statement of decision, award all costs and expenses, including fees and costs paid to the referee, and reasonable attorneys' fees (payable at standard hourly rates), to the prevailing party in accordance with California law. The prevailing party on appeal shall also be entitled to costs and reasonable attorneys' fees incurred in connection with any appeal from any judgment entered by the Superior Court.

(l) The statement of decision of the referee upon all of the issues considered by the referee shall be binding upon the parties, and upon filing of the statement of decision with the clerk of the court, or with the judge where there is no clerk, judgment may be entered thereon. The decision of the referee shall be appealable as if rendered by the court. This provision shall in no way be construed to limit any valid cause of action that may be brought by any party.

(m) The above procedures provide for resolution of disputes (except for unlawful detainer) through general judicial reference, or, in the alternative, binding arbitration. In either

event, Lessor and Lessee expressly acknowledge and accept that they are waiving their respective rights to a jury trial. Each party further acknowledges and agrees that this paragraph has been negotiated at arms' length with the assistance of legal counsel and the legal effect fully explained, and that its provisions constitute a knowing and voluntary agreement.

24. EXISTING CLEANROOM

Lessee shall be allowed to use existing cleanroom in the Premises during the lease, at no additional cost. Lessee shall be responsible for maintaining said cleanroom and shall return it to Lessor in the same condition, normal wear and tear provided.

EXHIBIT A
PREMISES


ISO 7 CLASS 10,000
CLEAN ROOM
COMMON
SUITE 102 - 2,754 SF

EXHIBIT B

CONFIGURATION OF PROJECT,
LOCATION OF BUILDING(S), PREMISES AND ASSOCIATED COMMON AND PARKING AREAS


TECOLOTITO CREEK
130 CASTILIAN DRIVE
150 CASTILIAN DRIVE
110 CASTILIAN DRIVE
LOS CARNEROS ROAD
CORTONA DRIVE
CASTILIAN DRIVE
N

EXHIBIT C
RULES AND REGULATIONS

1. **NO SMOKING.** No smoking shall be permitted within the Premises or any other part of the Project's office building or within 20 feet of building entrances.

2. **ENTRANCES AND EXITS**. The sidewalks, entrance, elevators, stairways and halls shall not be obstructed or used for any purpose other than ingress or egress. The common areas of the Project are not for the use of the general public, and Lessor shall in all cases retain the right to control or prevent access thereto by all persons whose presence in the judgment of Lessor shall be prejudicial to the safety, character, reputation or interests of the Project and its tenants, provided that nothing herein contained shall be construed to prevent such access by persons with whom the tenant normally deals in the ordinary course of its business unless such persons are engaged in illegal activities. Lessee shall not enter the mechanical rooms, air handler rooms, electrical closets or janitorial closets or go upon the roof of the Project without the prior written consent of Lessor.

3. **AWNINGS.** No awnings or other projections shall be attached to the outside walls of any building in the Project, and no window shades, blinds, drapes or other window coverings shall be hung in the Premises, without the prior written consent of Lessor. Except as otherwise specifically approved by Lessor, all electrical ceiling fixtures hung along the perimeter of the Project must be approved by Lessor.

4. **RESTROOMS.** The toilets, water basins and other plumbing fixtures shall be used solely for the purposes for which they were constructed, and no garbage shall be thrown therein. All damage resulting from any misuse of such fixtures shall be borne by the tenant who, or whose employees, agents or invitees shall have caused the same.

5. **DEFACEMENT.** No tenant shall in any way deface any part of the Premises or the Project. No boring or cutting for wires, stringing of wires or laying of linoleum or other similar floor coverings shall be permitted without the prior written consent of Lessor and then only as Lessor may direct.

6. **PROHIBITED ACTIVITIES.** No vehicles of any kind shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by any tenant on the Premises without the prior written consent of Lessor, except the use of microwaves and preparation of coffee, tea and other beverages for the tenant, its employees and visitors. No tenant shall cause or permit any unusual or objectionable odors to escape from the Premises. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes. No tenant shall make, or permit to be made, any unseemly or disturbing noises, sounds or vibrations, or otherwise disturb or interfere with occupants of the Project or those having business with them. No tenant shall throw anything out of doors or in the corridors, stairways or other common areas of the Project. Lessee shall not obtain access to, or permit its agents, servants, employees or contractors to obtain access to utility lock-boxes, janitorial and building storage areas, or other storage compartments not leased to Lessee without Lessor's prior written approval.

7. **DELIVERIES AND PICK-UPS.** All removals or deliveries of freight must take place during normal business hours and in the locations designated by Lessor from time to time. The moving of fixtures, furniture or other large objects must be made upon previous notice to the manager of the Project and under his supervision, and the persons employed by any tenant for such work must be acceptable to Lessor. Lessor reserves the right to prohibit or impose conditions upon the installation in the Premises of heavy objects which might overload the Project floors.

8. **ENTRY.** Lessor reserves the right to exclude unauthorized parties from the Project or Building at all times other than the reasonable hours of generally recognized days of operation of the Project determined by Lessor. All doors opening onto public corridors shall be kept closed, except when in use for ingress or egress. On weekends and legal holidays, and on other days between the hours of 6:00 p.m. and 7:00 a.m. the following day, access to the Project, the Building or the Premises may be refused unless the person seeking access is known to the employee of the Project in charge or is properly identified. Lessor shall in no case be liable for damages for any error respecting admission to or exclusion from the Project, the Building or the Premises of any person. In case of riot or other commotion, Lessor reserves the right to prevent access to the Project or the Building during the continuance of the same by closing the door or otherwise, for the safety of the tenants and protection of property in the Project. All of Lessee's agents, employees and invitees shall comply with all security regulations established from time to time by Lessor.

9. **SOLICITORS.** Canvassing, soliciting and peddling in the Project are prohibited, and each tenant shall cooperate to prevent the same.

10. **TELEPHONES.** Lessor will direct technicians as to where and how telephone wires are to be installed. The location of telephones and other office equipment affixed to the Premises shall be subject to the approval of Lessor.

11. **EXPLOSIVES AND FIREARMS.** No explosives, firearms or flammables of any kind shall be brought into the Premises or the Project.

12. **BUILDING DIRECTORY.** The bulletin board or directory of the Building (1) will be provided exclusively for the display of the name and location of tenants only, (2) shall be maintained exclusively by Lessor with the cost of such maintenance included in Expenses (as defined in Section 3 of the Lease) and (3) shall be in the form, location and size as determined by Lessor in its sole discretion.

13. **EXPULSION.** Lessor reserves the right to exclude or expel from the Project any person who, in the judgment of Lessor, is intoxicated or under the influence of liquor or drugs, or who shall in any manner violate the rules of the Project.

14. **REFUSE AND GARBAGE AND STORAGE.** Refuse and garbage and storage items shall be removed from the Premises at such times and intervals, through such exits thereof and over such routes of egress therefrom as Lessor may designate from time to time. No refuse or garbage or stored items will be stored anywhere except inside the Premises or in the areas designated by Lessor.

15. **COVENANTS CONDITIONS AND RESTRICTIONS.** The rules and regulations may be modified from time to time by the Lessor and also are subject to the Covenants, Conditions and Restrictions (CC&R's) on the property. The CC&R's may be modified from time to time.

EXHIBIT D
INTENTIONALLY OMITTED

EXHIBIT E
FORM OF COMMENCEMENT LETTER

TO:____ DATE: ____________________
____
____

RE: Standard Commercial Lease, dated ________________, 2025 ("**Lease**"), by and among, MAJESTIC INDUSTRIAL PARK CASTILIAN, LLC, a Delaware limited liability company ("Lessor"), on the one hand, and Palomino Laboratories, Inc., a Delaware corporation ("Lessee"), on the other hand, concerning Suite 102, located at 130 Castilian Drive, Goleta, CA 93117.

Ladies and Gentlemen:

In accordance with the Lease, Lessor wishes to advise and/or confirm the following:

1. That the Premises have been accepted herewith by the Lessee as being Substantially Complete in accordance with the Lease and that there is no deficiency in construction of the Lessee Improvements.

2. That the Lessee has taken possession of the Premises on _______________, which for purposes of the Lease shall be the "Delivery Date", and acknowledges that under the provisions of the Lease the Term of said Lease shall commence as of____________ for a term of ________________________ ending on ________________________.

3. That in accordance with the Lease, Basic Rent shall commence to accrue on ________________________.

4. If the Commencement Date of the Lease is other than the first day of the month, the first billing will contain a pro rata adjustment pursuant to the terms of the Lease. Each billing thereafter shall be for the full amount of the monthly installment as provided for in the Lease.

5. Rent is due and payable in advance on the first day of each and every month during the Term of said Lease in accordance with the terms of the Lease. Lessee's rent checks should be made payable to ________________________ at ____.

AGREED AND ACCEPTED:

LESSEE:

____,
a ______________________________________

By: ____________________________________
Name: __________________________________
Title:__________________________________

EXHIBIT ONLY
DO NOT SIGN

EXHIBIT F

FORM OF LESSEE'S ESTOPPEL CERTIFICATE

_________ ("**Lessee**") hereby certifies as follows with respect to that certain Office Lease dated as of _____________ (the "**Lease**") by and between _______________ ("**Lessor**"), and Lessee for certain premises (the "**Premises**") located on the ______________ floor(s) of the office building located at ______________, _______________, California (the "**Building**"):

1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

2. Lessee currently occupies the Premises described in the Lease, the Lease Term commenced on __________, and the Lease Term expires on ___________, and Lessee has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

3. Base Rent became payable on ____________.

4. Lessee has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:_______________________________.

5. Lessee shall not modify the documents contained in Exhibit A without the prior written consent of Lessor's mortgagee.

6. All monthly installments of Base Rent, all Direct Expenses and all monthly installments of estimated Direct or Operating Expenses due under the Lease have been paid when due through ___________. The current monthly installment of Base Rent is $_____________________. The current monthly installment of Direct or Operating Expenses, including utilities is $_____________.

7. All conditions of the Lease to be performed by Lessor necessary to the enforceability of the Lease have been satisfied and, to the best knowledge of Lessee, Lessor is not in default thereunder as of the date hereof. In addition, Lessee has not delivered any notice to Lessor regarding a default by Lessor thereunder.

8. No rental has been paid more than thirty (30) days in advance and no security has been deposited with Lessor, except as provided in the Lease.

9. As of the date hereof, there are no existing defenses or offsets, or, to the undersigned's knowledge, claims or any basis for a claim, that Lessee has against Lessor.

10. If Lessee is a corporation, partnership, limited liability company or other legal entity, each individual executing this Estoppel Certificate on behalf of Lessee hereby represents and warrants that (i) Lessee is a duly formed and existing entity qualified to do business in California, (ii) Lessee has full right and authority to execute and deliver this Estoppel Certificate and (iii) each person signing on behalf of Lessee is authorized to do so.

11. There are no actions pending against Lessee under the bankruptcy or similar laws of the United States or any state.

12. Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, Lessee has not used or stored any hazardous materials or substances in the Premises.

13. To the undersigned's knowledge, all improvement work to be performed by Lessor under the Lease has been completed in accordance with the Lease and has been accepted by Lessee and all reimbursements and allowances due to Lessee under the Lease in connection with any improvement work have been paid in full.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Lessor or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises is a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at _______________ on the ____ day of ___________, 20___.

"**LESSEE**":

___________________________________,
a _________________________________

By: _______________________________

Name:_____________________________

Its: _______________________________

By: _______________________________

Name:_____________________________

Its: _______________________________